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2018 ANNUAL MEETING

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material under §240.14a-12

Bonanza Creek Energy, Inc.
(Name of Registrant as Specified In Its Charter)

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April 26, 2018

Dear Stockholder:

              You are cordially invited to join us for our 2018 Annual Meeting of Stockholders to be held on Wednesday, June 6, 2018 at 12:00 noon at 410 - 17th Street, Suite 220, Denver, Colorado 80202.

              The materials following this letter include the formal Notice of Annual Meeting of Stockholders and the proxy statement. The proxy statement describes the business to be conducted at the meeting, including the election of seven directors; the ratification of the appointment of Grant Thornton LLP as our independent auditors for the 2018 fiscal year; the approval on a non-binding advisory basis of the 2017 compensation of our named executive officers; and to determine, on an advisory basis, the frequency with which the Company will hold future "say-on-pay" votes.

              Whether you own a few or many shares of our stock, it is important that your shares be represented. Regardless of whether you plan to attend the Annual Meeting in person, please take a moment now to vote your proxy by completing and signing the enclosed proxy card and promptly returning it in the envelope provided, or by granting a proxy and giving voting instructions by telephone or the Internet. Instructions on how to vote your shares are located on your proxy card or on the voting instruction card provided by your broker.

              The officers and directors of Bonanza Creek appreciate and encourage stockholder participation. We look forward to seeing you at the Annual Meeting.

Sincerely,

Eric T. Greager President and Chief Executive Officer

BONANZA CREEK ENERGY, INC.
410 17th Street
Suite 1400
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Bonanza Creek Energy, Inc.:

              Notice is hereby given that the Annual Meeting of Stockholders of Bonanza Creek Energy, Inc. (the "Company") will be held at 410 - 17th Street, Suite 220, Denver, Colorado 80202, on Wednesday, June 6, 2018, noon local time (the "2018 Annual Meeting"). The 2018 Annual Meeting is being held for the following purposes:

                  1)  To elect seven directors named in this proxy statement to our board of directors;

                  2)  To ratify the selection of Grant Thornton LLP as the Company's independent registered public accountant for 2018;

                  3)  To approve, on an advisory basis, the compensation of our named executive officers;

                  4)  To determine, on an advisory basis, the frequency with which the Company will hold future "say-on-pay" votes; and

                  5)  To transact such other business as may properly come before the 2018 Annual Meeting.

              These proposals are described in the accompanying proxy materials. You will be able to vote at the 2018 Annual Meeting only if you were a stockholder of record at the close of business on April 16, 2018.

By Order of the Board of Directors,

Cyrus D. Marter IV Secretary

Denver, Colorado
April 26, 2018

YOUR VOTE IS IMPORTANT

              Please sign, date and promptly return the enclosed proxy card in the envelope provided, or grant a proxy and give voting instructions by telephone or the Internet, so that you may be represented at the 2018 Annual Meeting. Instructions are on your proxy card or on the voting instruction card provided by your broker.

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BONANZA CREEK ENERGY, INC.
410 17th Street
Suite 1400
Denver, Colorado 80202

PROXY STATEMENT
2018 ANNUAL MEETING OF STOCKHOLDERS

              The Board of Directors (the "Board") of Bonanza Creek Energy, Inc. ("we," "us," "our," "Bonanza Creek" or the "Company") requests your proxy for the 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting"), which will be held on Wednesday, June 6, 2018, 12:00 noon local time, at 410 17th Street, Suite 220, Denver, Colorado 80202. Distribution of these proxy solicitation materials is scheduled to begin on or about April 26, 2018. By granting the proxy, you authorize the persons named in the proxy to represent you and vote your shares at the 2018 Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the 2018 Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the 2018 Annual Meeting. If any other business properly comes before the stockholders for a vote at the 2018 Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.

GENERAL INFORMATION

              If you attend the 2018 Annual Meeting, you may vote in person. If you are not present at the 2018 Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy. You may revoke the proxy in writing at any time before it is exercised at the 2018 Annual Meeting by delivering to the Company's Secretary a written notice of the revocation, by submitting your vote electronically through the Internet or by phone after the grant of the proxy or by signing and delivering to the Company's Secretary a proxy with a later date. Your attendance at the 2018 Annual Meeting will not revoke the proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or unless you vote your shares in person at the 2018 Annual Meeting.

Stockholders of Record and Beneficial Owners

              Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

              Stockholders of Record.    If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those shares, and proxy materials are being sent by our transfer agent directly to you. As a stockholder of record, you have the right to vote by proxy or to vote in person at the 2018 Annual Meeting. The proxy materials include a proxy card for the 2018 Annual Meeting.

              Beneficial Owners.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. The proxy materials should include a proxy card or a voting instruction card for the 2018 Annual Meeting.

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        1

Quorum and Voting

              Voting Stock.    The Company's common stock, par value $0.001 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

              Record Date.    The record date for stockholders entitled to notice of and to vote at the 2018 Annual Meeting was the close of business on April 16, 2018. As of the record date, 20,453,619 shares of the Company's common stock were outstanding and are entitled to be voted at the 2018 Annual Meeting.

              Quorum and Adjournments.    The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the 2018 Annual Meeting is necessary to constitute a quorum at the 2018 Annual Meeting.

              If a quorum is not present, the chair of the meeting or a majority of the stockholders entitled to vote who are present in person or by proxy at the 2018 Annual Meeting have the power to adjourn the 2018 Annual Meeting from time to time, without notice other than an announcement at the 2018 Annual Meeting, until a quorum is present. At any adjourned 2018 Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the 2018 Annual Meeting as originally notified.

              Vote Required.    The directors will be elected by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote on the election of the directors. The (i) ratification of the selection of the Company's independent registered public accountants for 2018, (ii) approval, on an advisory basis, of the compensation of the Company's named executive officers, and (iii) determination, on an advisory basis, of the frequency with which the Company will hold future "say-on-pay" votes will require the affirmative vote of the holders of a majority of the shares present and entitled to vote with respect to the matter. An automated system will tabulate the votes cast by proxy for the 2018 Annual Meeting, and the inspector of elections will tabulate votes cast in person at the 2018 Annual Meeting. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non-discretionary items absent instructions from the beneficial owner. Non-discretionary items include the election of directors, approval, on an advisory basis, of the compensation of the Company's named executive officers, and to determine, on an advisory basis, the frequency with which the Company will hold future "say-on-pay" votes. For ratification of the selection of the Company's independent registered public accountant, brokers will have discretionary authority in the absence of timely instructions from their customers. Abstentions and broker non-votes will count in determining whether a quorum is present at the 2018 Annual Meeting. Neither abstentions nor broker non-votes will have any effect on (i) the outcome of voting on the director elections, (ii) the advisory vote on compensation of our named executive officers, or (iii) the vote on whether to determine, on an advisory basis, the frequency with which the Company will hold future "say-on-pay" votes. For purposes of voting on the ratification of the selection of the Company's independent registered public accountant for 2018, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal.

              Default Voting.    A proxy that is properly completed and submitted will be voted at the 2018 Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

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  FOR the election of the nominees for director;

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  FOR the ratification of the selection of Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accountant;

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  FOR the advisory vote to approve the compensation of our named executive officers; and

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  FOR the advisory vote on the compensation of the Company's named executive officers to be held on an annual basis.

              If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the 2018 Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

INTRODUCTION: CONFIRMATION OF BOARD AS PART OF CHAPTER 11 PROCEEDINGS

              On January 4, 2017 (the "Petition Date"), Bonanza Creek (following the Effective Date (as defined below), "Reorganized Bonanza Creek") and all of Bonanza Creek's subsidiaries (the "Subsidiaries" and, together with Bonanza Creek, the "Debtors"; the Debtors, solely following the Effective Date, the "Reorganized Debtors") filed voluntary petitions (the cases commenced thereby, the "Chapter 11 Cases") for reorganization under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

              On April 7, 2017, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Debtors' Third Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated April 6, 2017 (the "Plan").

              On April 28, 2017 (the "Effective Date"), the Plan became effective in accordance with its terms and the Reorganized Debtors emerged from bankruptcy.

              Pursuant to the Plan, as of the Effective Date, the following directors ceased to serve on the Company's Board: James A. Watt, Kevin A. Neveu, and Gregory P. Raih.

              Pursuant to the Plan, Reorganized Bonanza Creek's new board of directors, consisting of Richard J. Carty, Paul Keglevic, Brian Steck, Thomas B. Tyree, Jr., Jack E. Vaughn, Scott D. Vogel, and Jeffrey E. Wojahn, was appointed as of the Effective Date. Following the Effective Date, our Board consisted of seven directors.

              On June 11, 2017, Richard J. Carty, a member of the Board, as well as the President and Chief Executive Officer, notified the Company that he would resign from the Board, and as President and Chief Executive Officer, effective immediately. Mr. Carty's resignation did not result from any disagreement with the Company regarding any matter related to the Company's operations, policies, or practices. See "Potential Payments Upon Termination and Change in Control—Post Termination Payments" below for more information. Following the resignation of Mr. Carty from the Board, our Board consisted of six directors with one vacancy.

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              After the 2018 Annual Meeting, assuming the stockholders elect the nominees of the Board as set forth in "Proposal One—Election of Directors" below, the Board will be, and, as of the date of this proxy statement, the executive officers of the Company are:

Name	Age	Title
Jack E. Vaughn	72	Chairman of the Board
Paul Keglevic	64	Director
Brian Steck	51	Director
Thomas B. Tyree, Jr.	57	Director
Scott D. Vogel	42	Director
Jeff E. Wojahn	55	Director
Eric T. Greager	47	Director, President and Chief Executive Officer
Scott A. Fenoglio	43	Senior Vice President, Finance and Planning
Cyrus D. Marter IV	54	Senior Vice President, General Counsel and Secretary
Ramon "Curt" Moore	51	Senior Vice President, Land
Dean Tinsley	46	Senior Vice President, Operations

              Pursuant to the Plan, following the Effective Date, members of the Board shall serve one-year terms. The Board consists of seven directors. The Company's bylaws provide that the directors shall be elected at the annual meeting of stockholders, and each director shall hold office until such director's successor is elected and qualified or until the director's earlier death, resignation or removal. The current terms of the directors will expire at the annual meeting.

              Set forth below is biographical information about the Company's nominees for director and the Company's executive officers.

              Jack E. Vaughn joined our Board in April 2017, effective upon emergence from the Chapter 11 Proceeding in accordance with the Restructuring Plan. Mr. Vaughn has served as the Chairman and Chief Executive Officer of Peak Exploration and Production, LLC since March 2011, where he is responsible for executive management of all operational activity, including drilling, completion, and facility construction in all operating areas, as well as all gas and crude oil transportation and marketing, regulatory and environmental compliance activities. Mr. Vaughn serves on the Board of Directors of Saddle Butte Pipeline II, LLC and was the co-founder and a member of the Board of Directors of Momentum Midstream, LLC from 2007 to 2011. In addition, Mr. Vaughn has held several senior management positions at energy companies in the United States, including Peak Energy Resources, Inc., EnerVest Management Partners, LP and Emerald Gas Operating Company. Mr. Vaughn received his B.S. in Petroleum Engineering from the University of Texas at Austin. Mr. Vaughn's extensive upstream and midstream operational and executive management experience has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Paul Keglevic joined our Board in April 2017, effective upon emergence from the Chapter 11 Proceeding in accordance with the Restructuring Plan. Mr. Keglevic served as the Chief Executive Officer of Energy Future Holdings Corp., ("EFH"), since October 2016 and as Chief Restructuring Officer of EFH since December 2013. Previously, Mr. Keglevic served as Executive Vice President and Chief Financial Officer for EFH from June 2008 to October 2016. EFH filed for Chapter 11 bankruptcy protection in April 2014 while Mr. Keglevic served as its Chief Financial Officer and Chief Restructuring Officer. Mr. Keglevic was a partner at PricewaterhouseCoopers ("PWC"), an accounting firm, where he worked from July 2002 to July 2008. At PWC he was the U.S. utility sector leader for six years and the clients and sector assurance leader for one year. Prior to PWC, Mr. Keglevic led the utilities practice for Arthur Andersen, where he was a partner for 15 years. Mr. Keglevic serves on the board of directors of Stellus Capital Investment Corp., Philadelphia Energy Solutions LLC, Cobalt International Energy, Inc. and Clear Channel Outdoor Holdings, Inc. and has served as a member of the board of directors of

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several subsidiaries of EFH and the Dallas and State of California Chambers of Commerce and several other charitable and advisory boards. Mr. Keglevic received his B.S. in accounting from Northern Illinois University and is a certified public accountant. Mr. Keglevic's extensive experience with public companies and knowledge of accounting and regulatory issues has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Brian Steck joined our Board in April 2017, effective upon emergence from the Chapter 11 Proceeding in accordance with the Restructuring Plan. Mr. Steck is a Partner, Senior Analyst at Mangrove Partners where he has worked since 2011. Through early 2011, Mr. Steck managed The Laurel Capital Group, LLC, the general partner of a hedge fund he founded in 2009. From 2006 until 2008, Mr. Steck was Head of US Equities at Tisbury Capital where he built and managed a team focused on event- and fundamentally-driven investment opportunities. From 2000 until 2005, Mr. Steck was a partner at K Capital where he focused on European and U.S. opportunities that included special situations, merger arbitrage, deep value and shareholder activism. Prior to K Capital, Mr. Steck spent 10 years at UBS and its predecessors Swiss Bank Corporation and O'Connor & Associates, where he focused on equity derivative trading and risk management, built equity derivative and event-driven client businesses and was Global Co-Head of Equity Hedge Fund Coverage. Mr. Steck received a B.S., with highest honors, from University of Illinois at Urbana Champaign. Mr. Steck's extensive experience as a financial analyst has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Thomas B. Tyree, Jr. joined our Board in April 2017, effective upon emergence from the Chapter 11 Proceeding in accordance with the Restructuring Plan. Mr. Tyree is Chairman and Chief Executive Officer of Northwoods Energy LLC, an upstream oil and gas company, and has held that position since January 2018. Previously, Mr. Tyree served as President, Chief Financial Officer and Member of the Board of Managers of Vantage Energy, LLC from 2006 until its sale to Rice Energy Inc. in October 2016. Prior to Vantage Energy, Mr. Tyree served as Chief Financial Officer of Bill Barrett Corporation from 2003 through 2006. From 1989 through 2003, Mr. Tyree served in various positions in the Investment Banking Division at Goldman, Sachs & Co., including as a Managing Director. Mr. Tyree began his career with Bankers Trust Company in 1983 as an Associate in Corporate Finance. Mr. Tyree received his M.B.A. from The Wharton School at the University of Pennsylvania with concentrations in Finance and Entrepreneurial Management. He received his B.A. from Colgate University with concentrations in Economics and Philosophy. Mr. Tyree's extensive experience as a chief executive officer and chief financial officer of oil and gas companies and an investment banker, together with his knowledge of the energy industry, has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Scott D. Vogel joined our Board in April 2017, effective upon emergence from the Chapter 11 Proceeding in accordance with the Restructuring Plan. Mr. Vogel has served as the Managing Member at Vogel Partners LLC, a private investment firm, since July 2016, after serving as Managing Director at Davidson Kempner Capital Management investing in distressed debt securities from 2002 to July 2016. Previously, he worked at MFP Investors, investing in special situations and turnaround opportunities for the private investment firm of Michael F. Price, and at Chase Securities in its investment banking group. Mr. Vogel has served on numerous boards during his career and is currently a member of the board of Arch Coal, Avaya, Key Energy Services, and several private companies. Mr. Vogel is a member of the Olin Alumni Board of Washington University and a member of the Advisory Board of Grameen America. Mr. Vogel received his M.B.A. from The Wharton School at the University of Pennsylvania and his B.S.B.A. from Washington University. Mr. Vogel's mix of experience with executive management oversight, finance and capital markets, human resources and compensation, and strategic planning has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Jeff E. Wojahn was elected as a member of our Board on November 10, 2014. Mr. Wojahn served as Executive Vice President of EnCana Corporation from 2003 to 2013, and was President of Encana Oil & Gas (USA) Inc. from 2006 to 2013. Beginning in 1985, Mr. Wojahn held senior management and operational positions in Canada and the United States and has extensive experience in unconventional resource play development. He

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has served as the Executive Chairman of MiddleFork Energy Partners since March 2017 and served as a Strategic Advisory Board member for Morgan Stanley Energy Partners from October 2014 until April 2017. Mr. Wojahn's extensive experience of over 30 years in the oil and gas industry and his significant operational and development experience as an executive of other oil and gas companies has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Eric T. Greager joined our board and was named President and Chief Executive Officer effective April 11, 2018. Mr. Greager previously served as a Vice President and General Manager at Encana Oil & Gas (USA) Inc. Mr. Greager joined Encana in 2006, and served in various management and executive positions, including as a member of the boards of directors of Encana Procurement Inc. and Encana Oil & Gas (USA) Inc. Mr. Greager previously served on the board of directors of Western Energy Alliance and the board of managers of Hunter Ridge Energy Services. Mr. Greager received his Master's Degree in Economics from the University of Oklahoma and his Bachelor's Degree in Engineering from the Colorado School of Mines. Mr. Greager's 20 years of management experience, exposure to both the operating and technical aspects of the oil and gas industry and day to day leadership of the Company as President and Chief Executive Officer has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Scott A. Fenoglio was named Senior Vice President, Finance and Planning on October 1, 2016. He joined Bonanza Creek in March 2014, as Director of Planning and served as Vice President, Planning, from May 2015 to October 2016. Mr. Fenoglio has over 20 years of experience working in the energy and financial services industries. Prior to joining the Company, Mr. Fenoglio served in roles of increasing responsibility at Noble Energy, Inc. from 2006 to 2014, culminating in the role of Senior Finance Manager for the U.S. Onshore Division where he led teams responsible for the development of all budgets and forecasts related to domestic exploration and production activities and was a member of the DJ Basin leadership team. Mr. Fenoglio holds a B.A. in Finance from the University of Illinois, Urbana-Champaign and is a CFA charterholder.

              Cyrus D. "Skip" Marter was named Senior Vice President, General Counsel and Secretary in October 2016. During the six months leading up to that time, he assisted Bonanza Creek on a seconded basis while with the Denver law firm of Davis Graham & Stubbs LLP. Mr. Marter previously served as Forest Oil Corporation's General Counsel for nine years and headed the U.S. legal group at Encana. He began his legal career in 1990 at the Houston law firm of Susman Godfrey LLP and was a partner at the firm from 1996 to 2002. Mr. Marter holds a B.S. in Petroleum Engineering from Texas A&M University and a law degree from the University of Texas Law School.

              Curt Moore serves as the Company's Senior Vice President, Land. He joined Bonanza Creek in 2014 as our Vice President of Land. Mr. Moore has over 25 years of petroleum land experience concentrated primarily in the Wattenberg field of Colorado. Prior to joining Bonanza Creek, Mr. Moore was a Land Manager with Noble Energy, Inc. from 2005 to 2014. From 1992 to 2005, Mr. Moore served in several positions of increasing responsibility at predecessors to Noble including Patina Oil and Gas Corporation, Snyder Oil Corporation and Gerrity Oil & Gas Corporation. Mr. Moore is active in various industry organizations including the Denver Association of Petroleum Landmen and the American Association of Petroleum Landmen and he is active supporter of various community organizations including the Weld Food Bank and the National Multiple Sclerosis Society MS150 Colorado. Mr. Moore holds a B.S. in Business Administration from the University of Northern Colorado.

              Dean Tinsley was named Senior Vice President, Operations in November 2017. He joined the Company in April 2013 as Production Engineering Manager and was named Vice President—Rocky Mountain Asset Management in May 2015 and Vice President, Operations and Engineering in September 2016. Mr. Tinsley is responsible for all engineering and operations for the Company, including subsurface, drilling, completions, production, infrastructure, and reserves. He has more than 22 years of progressive experience in exploration and production management, operations, and engineering. From 2005 to 2013, Mr. Tinsley held positions as Asset

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Director for the Piceance Basin and Director of Operations for the Marcellus Region, respectively, with WPX Energy. Prior to this, he held operational, technical, and supervisory roles in three additional basins for Amoco, Barrett Resources, and Williams Production Company. Mr. Tinsley holds a B.S. in Engineering from Colorado School of Mines and an M.B.A. from Colorado State University.

CORPORATE GOVERNANCE

Our Company

              Bonanza Creek Energy, Inc. is an independent energy company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. Our oil and liquids-weighted assets are concentrated primarily in the Wattenberg Field in Colorado, which we have designated the Rocky Mountain region, and the Dorcheat Macedonia Field in southern Arkansas, which we have designated the Mid-Continent region. In addition, we own and operate oil producing assets in the McKamie Patton Field in southern Arkansas. The Wattenberg Field is one of the premiere oil and natural gas resource plays in the United States benefiting from a low cost structure, strong production efficiencies, established reserves and prospective drilling opportunities, which allows for predictable production and reserve growth.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

              The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

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  Qualifications and Responsibilities of Directors;

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  Committees of the Board;

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  Director Access to Management and Independent Advisors;

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  Director Compensation;

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  Director Orientation and Continuing Education;

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  Chief Executive Officer Evaluation and Management Succession;

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  Annual Performance Evaluations;

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  The Company's Code of Business Conduct and Ethics;

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  Term Limits for Directors; and

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  Changed Circumstances of the Company's Directors.

              Our Corporate Governance Guidelines, including a copy of the current "Code of Business Conduct and Ethics," are posted on our website at www.bonanzacrk.com. Our Corporate Governance Guidelines are reviewed annually and as necessary by our Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board for its approval.

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              The New York Stock Exchange (the "NYSE") has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes our Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

              Our Board has separated the Chairman and Chief Executive Officer roles. This leadership structure permits the Chief Executive Officer to focus his attention on managing our business and allows the Chairman to function as an important liaison between management and the Board, enhancing the ability of the Board to provide oversight of the Company's management and affairs. Our Chairman provides input to our Chief Executive Officer and is responsible for presiding over the meetings of the Board and executive sessions of the independent directors, which we expect will be held at every regularly scheduled Board meeting in 2018. Our Chief Executive Officer is responsible for setting the Company's strategic direction and for the day-to-day leadership performance of the Company. Based on the current circumstances and direction of the Company and the experienced membership of our Board, our Board believes that separate roles for our Chairman and our Chief Executive Officer, coupled with a majority of independent directors and strong corporate governance guidelines, is the most appropriate leadership structure for our Company and its stockholders at this time.

Communications with the Board

              Stockholders or other interested parties can contact any director (including Mr. Vaughn, the Chairman of the Board), any committee of the Board, or our independent directors as a group, by writing to them at 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Secretary. All such communications will be forwarded to the appropriate member(s) of the Board. Comments or concerns relating to the Company's accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

Director Independence

              The Company's standards for determining director independence require the assessment of our directors' independence each year and periodically as circumstances change. A director cannot be considered independent unless the Board affirmatively determines that such director does not have any material relationship with the Company, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE. The Board assesses the independence of each independent director and each independent nominee for director under the Company's guidelines and the independence standards of the NYSE and has determined that Messrs. Keglevic, Steck, Tyree, Vaughn, Vogel, and Wojahn are independent. As the Company's President and Chief Executive Officer, Mr. Greager is not considered an independent director. All members of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are considered independent, thus satisfying NYSE listing standards.

Director Qualifications

              Our Board believes that individuals who serve as directors should have demonstrated notable or significant achievements in business, education or public service; should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the Company's stockholders. Our Corporate Governance Guidelines limit the number of boards on which a director may sit to no more than three other public

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company boards. The following are qualifications, experience and skills for Board members which are important to the Company's business and its future:

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  Leadership Experience—The Company seeks directors who demonstrate extraordinary leadership qualities. Strong leaders bring vision, strategic agility, diverse and global perspectives, and broad business insight to the Company. They demonstrate practical management experience, skills for managing change, and deep knowledge of industries, geographies, and risk management strategies relevant to the Company. They have experience in identifying and developing the Company's current and future leaders. The relevant leadership experience the Company seeks includes a past or current leadership role in a major public company or recognized privately held entity; a past or current leadership role at a prominent educational institution or senior faculty position in an area of study important or relevant to the Company; a past elected or appointed senior government position; or a past or current senior managerial or advisory position with a highly visible nonprofit organization.

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  Finance Experience—The Company believes that all directors should possess an understanding of finance and related reporting processes. The Company also seeks directors who qualify as an "audit committee financial expert" as defined in the SEC's rules.

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  Industry Experience—The Company seeks directors who have relevant oil and gas industry experience.

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  Diversity of Backgrounds—Although the Board has not established any formal diversity policy to be used to identify director nominees, it recognizes that a current strength of the Board stems from the diversity of perspective and understanding that arises from discussions involving individuals of diverse backgrounds and experience. When assessing a Board candidate's background and experience, the Nominating and Corporate Governance Committee takes into consideration a broad range of relevant factors, including a candidate's ethnic status, gender, professional, cultural, political, and geographic background.

Independent Director Share Ownership Requirements

              Our Board has adopted stock ownership guidelines for our independent directors to further align the interests of our independent directors with the interests of our stockholders. In the interest of adhering to best governance practice, independent directors must hold shares with a fair market value equal to five times such independent director's annual cash retainer. Independent directors will have five years to to comply with the ownership requirement starting from the latter of (i) the date on which such independent director was appointed or elected or (ii) April 28, 2017. Upon reaching the required ownership level based on the then-current closing price of our common stock, independent directors are not required to accumulate any shares in excess of shares held as of the determination date, regardless of changes in the price of our common stock.

Oversight of Risk Management

              While the Board oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. We believe this division of responsibilities is the most effective approach for addressing the risks we face, and that the current Board leadership structure, with Mr. Vaughn serving as our Chairman of the Board and Mr. Greager serving as our President and Chief Executive Officer, supports this approach by facilitating communication between management and the Board regarding risk management issues. We also believe that this design places the Board in a better position to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors and contributes to effective corporate governance. The Board realizes, however, that it

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        9

is not possible or desirable to eliminate all risk and that appropriate risk-taking is essential in order to achieve the Company's objectives.

              Except as discussed below, the Board as a whole oversees the Company's assessment of major risks and the measures taken to manage such risks. For example, the Board:

  •
  provides governance and oversight for the financial and commodity risks assumed by the Company and approves the policies and periodically reviews and discusses with the members of management the procedures and systems in place to identify, review and mitigate the Company's exposure to such risks;

  •
  reviews the Company's commodity price risk and hedging strategy with executive management at least quarterly and provides oversight of the Company's hedging policy; and

  •
  reviews management's capital spending plans, approves the Company's capital budget and requires that management present for Board review significant departures from those plans.

              The Company's Audit Committee is responsible for overseeing the Company's assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. Management and the Company's independent registered public accountants report regularly to the Audit Committee on those subjects.

              The Company's Compensation Committee periodically reviews our compensation programs to ensure that they do not encourage excessive risk-taking and reports its significant findings to the full Board.

Meetings and Committees of Directors

              During 2017, the Board was intensely involved with the Company's efforts to achieve a restructuring transaction and to assess strategic opportunities. As described below, the directors attended significantly more meetings during the year than would normally be the case. The directors also reviewed voluminous written materials in preparation for these meetings and made themselves available on short notice for meetings that often occurred well outside of normal business hours. They did so without any increase in the compensation they received as directors of the Company.

              During 2017, the Board held twenty-eight (28) meetings, including regularly scheduled and special meetings. The pre-emergence Board held eight (8) meetings in 2017 prior to the Effective Date. The post-emergence Board held twenty (20) meetings in 2017 following the Effective Date, and each of the directors attended at least 75% of the aggregate of all meetings of the Board and the standing committees of the Board on which they serve. Our independent directors routinely meet in executive session immediately before or after each meeting of the Board.

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              The following table identifies the current members of each committee and sets forth the number of meetings held in 2017:

Name of Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	EHS&RC and Reserve Committee
Independent Directors
Paul Keglevic
Brian Steck
Thomas B. Tyree, Jr.
Jack E. Vaughn
Scott D. Vogel
Jeff E. Wojahn
Number of Meetings in 2017	4	9	3	2

Legend
Chairman of the Board
Chairperson
Member
Financial Expert

              Each standing committee has adopted a formal charter detailing such committee's duties, functions and responsibilities. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are posted on the Company's website, www.bonanzacrk.com, and such charters are drafted in a manner consistent with the regulations of the SEC and standards of the NYSE. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated herein or into any of our other filings with the SEC.

Audit Committee

              Audit Committee.    The members of the Audit Committee are Messrs. Keglevic, Chairman; Tyree; and Vogel. Messrs. Keglevic, Tyree, and Vogel each joined the Audit Committee as of the Effective Date, replacing former Audit Committee members Kevin A. Neveu, Gregory P. Raih, and James A. Watt. The Audit Committee met one time in 2017 prior to the Effective Date and three times in 2017 following the Effective Date.

              Our Board has determined all three members of the Audit Committee to be financially literate under the standards of the NYSE and SEC regulations and has also determined that each of Messrs. Keglevic and Tyree qualifies as an "audit committee financial expert" as defined in SEC regulations. The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the scope of our annual audits, fees to be paid to our independent accountants, the performance of our independent accountants and our accounting and reporting practices and processes. The Board has delegated to the Audit Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Audit Committee as set forth in the Audit Committee's charter. Pursuant to the Corporate Governance Guidelines, no member of the Audit Committee may serve on more than two other public company audit committees without obtaining the prior

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approval of the Board. The Audit Committee may form and delegate authority to subcommittees comprised of members of the Audit Committee. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements and the Company's assessment and management of financial reporting and internal control risks. Additional information regarding the functions performed by the Audit Committee is set forth in the "Audit Committee Report" included herein.

Compensation Committee

              The members of the Compensation Committee are Messrs. Vogel, Chairman; Tyree; and Wojahn. Messrs. Vogel and Tyree each joined the Compensation Committee as of the Effective Date, replacing former Compensation Committee members Kevin A. Neveu and James A. Watt. Mr. Wojahn served on the Compensation Committee prior to the Effective Date and continues to serve on the Compensation Committee following the Effective Date. The Compensation Committee met twice in 2017 prior to the Effective Date and seven times in 2017 following the Effective Date.

              The Compensation Committee recommends to the independent directors of the Board for their approval the total compensation of the Chief Executive Officer based on the Compensation Committee's evaluation of the Chief Executive Officer's performance in light of goals and objectives set and approved by the Nominating and Corporate Governance Committee. The Chief Executive Officer makes compensation recommendations for all other executive officers, including salary and annual cash and equity compensation, to the Compensation Committee. The Compensation Committee then reviews such recommendations and makes its own compensation recommendations to the Board. The Compensation Committee also oversees our compensation and benefit plans. The Board has delegated to the Compensation Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee as set forth in the Compensation Committee's charter. The Compensation Committee may form and delegate authority to subcommittees comprised of members of the Compensation Committee. The Compensation Committee has sole authority to retain and dismiss compensation consultants and other advisors that provide objective advice, information and analysis regarding executive and director compensation. These consultants report directly to and may meet separately with the Compensation Committee and may consult with the Compensation Committee Chairman between meetings. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its Chairman may determine. Additional information regarding the functions performed by the Compensation Committee is set forth in the "Compensation Discussion and Analysis" section and the "Compensation Committee Report" included herein.

Nominating and Corporate Governance Committee

              The members of the Nominating and Corporate Governance Committee are Messrs. Steck, Chairman; Keglevic; and Vaughn. Messrs. Steck, Keglevic, and Vaughn each joined the Nominating and Corporate Governance Committee as of the Effective Date, replacing former Nominating and Corporate Governance Committee members Kevin A. Neveu and Gregory P. Raih. The Nominating and Corporate Governance Committee met three times in 2017 following the Effective Date.

              The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes and maintains a management succession plan. Our Board, through the Nominating and Corporate Governance Committee, evaluates itself annually. The Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. It does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status. The Nominating and Corporate Governance Committee is also primarily responsible for

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reviewing and approving the goals and objectives relevant to the Company's Chief Executive Officer's performance and coordinating the annual evaluation of the Chief Executive Officer's performance based on such goals and objectives. The Board has delegated to the Nominating and Corporate Governance Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Nominating and Corporate Governance Committee as set forth in the Nominating and Corporate Governance Committee's charter. The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees comprised of members of the Nominating and Corporate Governance Committee. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the "Other Matters—Stockholder Proposals; Identification of Director Candidates" section included herein.

EHS&RC and Reserves Committee

              The members of the EHS&RC and Reserves Committee are Messrs. Wojahn, Chairman; and Steck. Mr. Steck joined the EHS&RC and Reserves Committee as of the Effective Date, replacing former EHS&RC and Reserves Committee members Kevin A. Neveu and James A. Watt. Mr. Wojahn served on the EHS&RC and Reserves Committee prior to the Effective Date and continues to serve on the EHS&RC and Reserves Committee following the Effective Date. The EHS&RC and Reserves Committee met one time in 2017 prior to the Effective Date and one time in 2017 following the Effective Date.

              The EHS&RC and Reserves Committee assists our Board in fulfilling our responsibilities to provide global oversight and support of the Company's environmental, health, safety and regulatory compliance policies, programs and initiatives. In carrying out its responsibilities, the Committee reviews the status of our health, safety and environmental performance, including processes monitoring and reporting on compliance with internal policies and goals and applicable laws and regulations. In addition, our Committee oversees, reviews, acts on and reports to the Board on matters regarding our reserve engineering reports and reserve engineers. Our Committee oversees (i) the integrity of our reserve reports, (ii) determinations regarding the qualifications and independence of our independent reserve engineers, (iii) the performance of our independent reserve engineers and (iv) our compliance with certain legal and regulatory requirements relating to reserve reporting.

Attendance at Annual Meetings

              The Board encourages all directors to attend all annual meetings of stockholders, if practicable. The Company did not hold an annual meeting of stockholders in 2017 due to the Chapter 11 Cases. The 2018 annual meeting of stockholders will be the first such meeting following the Effective Date. We anticipate that all of our directors will attend the 2018 Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS

              This compensation discussion and analysis ("CD&A") provides a general description of our executive compensation program and information about its various components. This CD&A is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

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Executive Summary

              The following individuals are referred to as the "named executive officers" for fiscal year 2017 and are included in the Summary Compensation Table:

Named Executive Officers as of December 31, 2017

  •
  R. Seth Bullock, Interim Chief Executive Officer;

  •
  Scott A. Fenoglio, Senior Vice President, Finance and Planning (principal financial officer);

  •
  Cyrus "Skip" Marter, Senior Vice President, General Counsel and Secretary

  •
  Ramon "Curt" Moore, Senior Vice President, Land

  •
  Dean Tinsley, Senior Vice President, Operations

Named Executive Officers who were no longer our employees as of December 31, 2017

  •
  Richard J. Carty, President and Chief Executive Officer

              On June 11, 2017, Richard J. Carty, a member of the Board, as well as the President and Chief Executive Officer, notified the Company that he would resign from the Board, and as President and Chief Executive Officer effective immediately. Mr. Carty's resignation did not result from any disagreement with the Company regarding any matter related to the Company's operations, policies, or practices.

Introduction

              As detailed under "DIRECTORS AND EXECUTIVE OFFICERS—INTRODUCTION: CONFIRMATION OF BOARD AS PART OF CHAPTER 11 PROCEEDINGS", the Company and Debtors filed the Chapter 11 Cases in Bankruptcy Court on January 24, 2017. On April 7, 2017, the Bankruptcy Court entered the Confirmation Order confirming the Plan. On the Effective Date (April 28, 2017), the Plan became effective in accordance with its terms and the Debtors emerged from Chapter 11 Cases, at which point, (i) all equity interests of the Company, including outstanding shares of the Company's common stock, issued and outstanding immediately prior to the Effective Date, were cancelled, discharged and of no force or effect; (ii) 19,543,211 shares of New Common stock were issued to holders of the Unsecured Notes, 803,083 shares to certain existing stockholders, and 2,467,430 shares were reserved for issuance under the new employee incentive plan; (iii) 1,610,510 Warrants were issued at an initial exercise price of $71.23 to certain existing stockholders; (iv) the terms of the independent members of the Pre-emergence Board of Directors expired, with the exception of Mr. Wojahn, and the Post emergence independent members of the Board of Directors were appointed.

              Although the information presented in this CD&A focuses on our fiscal year 2017, we also describe compensation actions taken before or after fiscal year 2017 to the extent such discussion enhances the understanding of our executive compensation disclosure.

              Bankruptcy Proceeding.

              We devoted much of 2016 and early 2017 to the pursuit and ultimate achievement of a restructuring transaction. On December 23, 2016, the Company entered into a Restructuring Support Agreement (the "RSA")

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with (i) holders of approximately 51% in aggregate principal amount of Bonanza's 5.75% Senior Notes due 2023 and 6.75% Senior Notes due 2021 and (ii) NGL Energy Partners, LP and NGL Crude Logistics, LLC. The RSA provided for, among other things, (a) the equitization of the Company's unsecured obligations pursuant to the Plan, including approximately $800 million in principal amount of Senior Notes, (b) a fully backstopped rights offering for the purchase of $200 million of common stock of reorganized Bonanza Creek Energy, Inc., and (c) the entry into a new crude oil purchase agreement between the Company and NGL Crude Logistics, LLC. On January 4, 2017, in accordance with terms of the RSA, the Company and certain of its subsidiaries filed voluntary petitions under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Court") to pursue the Debtors' Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Prepackaged Plan"). We emerged from bankruptcy on the Effective Date.

              Because of the turmoil and uncertainty that existed as a result of the Company's distressed financial situation and the strategic steps taken both in pursuit of a restructuring transaction and following the completion of the restructuring, the Company underwent ample human capital turnover beginning in 2016 and continuing into 2017, including the loss of several executives. Senior management and the Compensation Committee of the Board of Directors were aware of the need to stabilize the organization and prevent further deterioration in the Company's senior management and key employee levels. Compensation decisions during 2017 reflected this awareness.

              2017 Financial and Operational Results

              Our 2017 financial and operational results included:

  •
  Total liquidity of $204.4 million at December 31, 2017, consisting of, year-end cash balance plus funds available under the successor credit facility, as compared with $38.9 million, consisting of, the year-end cash balance net of the borrowing base deficiency under the predecessor credit facility at December 31, 2016. Please refer to Liquidity and Capital Resources below for additional discussion;

  •
  Emerged from bankruptcy in the second quarter, reinitiated development activity early in the third quarter, and returned monthly production volumes to growth prior to year-end;

  •
  Implemented a step-change in our completion designs with as much as a 67% increase in proppant loading versus prior generation completions, while also testing a slick water completion design;

  •
  Secured our French Lake leasehold by commencing and executing an eight-well XRL appraisal program, with seven of those wells tied to an agreement with an offset operator;

  •
  Increased proved reserves by 13% to 102.0 MMBoe as of December 31, 2017, from 90.7 MMBoe as of December 31, 2016;

  •
  Decreased the go-forward annualized general and administrative and operating expenses by $20.0 million;

  •
  Full year capital expenditures were $109.8 million;

  •
  Entered into two new gas gathering and processing contracts in the Wattenberg Field allowing greater reliability, optionality and enhancement of our RMI system.

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              Business Strategies and 2018 Outlook.    In 2017, the Company recapitalized its balance sheet, such that it is now well-positioned to pursue its development strategy. This strategy consists of utilizing enhanced completion designs to increase the productivity of wells across our acreage position and securing our leasehold position in French Lake, which we expect to delineate in 2018.

              We also took steps to improve our access to gas processing in the DJ Basin, which will result in improved costs, greater reliability, and greater optionality than available to many other operators in the basin while enhancing the value of our Rocky Mountain Infrastructure, LLC system. This flexibility helps ensure product flow from both existing and new wells. We will continue to look for ways to improve our access to gas gathering and processing services.

              During 2017, we implemented a series of cost reductions that are anticipated to be fully realized by the beginning of 2019 and result in annualized G&A and LOE reductions of approximately $20.0 million. The cost reductions were focused primarily around labor, compression contracts, water services, and well servicing. Further efficiency improvements will continue to be a focus for the Company, with our per-unit costs benefiting from production growth in 2018 and beyond.

              In 2018, the Company plans to accelerate development while testing enhanced completion designs on large-scale pads throughout the Company's acreage position, including delineating its French Lake leasehold. The program contemplates running one rig in the first half of 2018 with a second rig added at mid-year to coincide with additional gas processing capacity. The 2018 program is expected to grow Wattenberg annual production by approximately 20% in 2018 and greater than 50% in 2019, assuming a continuous two-rig program. Allocated capital associated with this program is expected to be approximately $280.0 million to $320.0 million, which will support drilling 90 gross wells and turning online 55 gross wells in 2018. Further, assuming the two-rig program, we expect to maintain low leverage of less than 1.0x debt to EBITDAX in 2018 and 2019.

              Following a lengthy and rigorous search process, we hired a new permanent President and Chief Executive Officer effective on April 11, 2018.

              Features of Our Compensation Program in 2017.    We strive to create a compensation program that encourages long-term value creation by tying individual compensation to the attainment of our annual performance targets and the long-term performance of our stock while acknowledging and fostering the unique qualifications, skills, experience, and responsibilities of each individual. Key features include:

Practices that We Engaged in or Allowed in 2017

✓	Pay for Performance—Total compensation of our named executive officers was substantially weighted toward performance-based pay. Our annual cash incentive awards, which were fully at-risk, were based on performance against pre-set key financial, operational and strategic execution performance indicators.
✓
External Benchmarking—Our Compensation Committee reviews competitive compensation data based on an appropriate group of exploration and production peer companies prior to making annual compensation decisions.
✓
Mitigation of Undue Risk—We conduct a risk assessment annually to carefully consider the degree to which compensation plans and decisions affect risk taking. We do not believe that any of the compensation arrangements in place are reasonably likely to have a material adverse impact on the Company.

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✓	Robust Stock Ownership—We have adopted robust stock ownership guidelines for our named executive officers and directors.
✓	Minimum Vesting—Our annual equity awards provided for minimum three-year vesting, except in limited circumstances involving certain terminations of employment.
✓
Double-Trigger Equity Acceleration upon a Change in Control—Under our Executive Change in Control and Severance Plan (the "Severance Plan"), vesting acceleration of equity incentives following a change in control only occurs if the executive is terminated without cause or resigns for good reason within 12 months following a change in control. As described in further detail below, the Board amended the Severance Plan during 2017 in a manner that reduced the severance benefits owed to each of the executive categories and better aligned the Severance Plan with the interests of our stockholders.
✓	Independent Compensation Consultant—We have engaged an independent executive compensation advisor who reports directly to the Compensation Committee and provides no other services to the Company.
✓	Focus on Total Compensation—Our Compensation Committee conducts a detailed analysis of total compensation prior to making annual executive compensation decisions.
✓	Consistently Timed Awards—Awards are not timed for recipients to benefit from the release of material, non-public information.

Practices that We Did Not Engage in or Allow in 2017

No Excise Tax Gross-Ups—Neither our Severance Plan nor our employment agreements provide for excise tax gross-ups.
No Repricing or Backdating—Our LTIP prohibits the repricing, backdating, or buyouts of stock options or stock appreciation rights.

No Hedging or Derivative Transactions in Company Stock—We prohibit our executives from engaging in any short-term trading, short sales, option trading, or hedging transactions related to our common stock. We also prohibit our executives from purchasing our common stock on margin.

Minimal Perquisites—We offer minimal perquisites to the Company's executives, few of which are not offered to all of the Company's employees. The Company believes executive salary and short-term incentive program ("STIP") payments, as well as LTIP grants, fully compensate our executives.

              Compensation Committee Consideration of 2017 Stockholder Advisory Vote on Our Compensation Program.    The Company did not hold an annual meeting of stockholders in 2017 due to its restructuring. As a result, the Company has not held an advisory vote on named executive officer compensation since 2016. At our 2016 Annual Meeting, approximately eighty-eight percent (88%) of the advisory votes cast voted to approve our named executive officer compensation. We are holding an advisory vote on executive compensation at this year's annual meeting of stockholders, and recommending stockholders vote to hold advisory votes going forward on an annual basis.

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              Highlights of Compensation Actions.    The table below summarizes key actions taken in 2017:

Element	Action
Peer Group	Changes were made to the Company's peer group to more closely align peer compensation benchmarking with companies possessing a more similar corporate profile and strategic outlook.
Flat Base Salaries
Continuing its practice first implemented in early 2015, and except in the instance of a promotion, our Board and Compensation Committee elected not to increase the base salary for any named executive officer in 2017.
STIP Metrics
Given our restructuring, we eliminated from our 2017 STIP the "Liquidity" key performance indicator ("KPI") metric that was used in 2016. We also increased the weighting placed on the individual performance of our executive officers, giving the Compensation Committee increased discretion to determine how effective each officer was during the transitional period that 2017 represented for the Company.
Emergence Equity Awards
In conjunction with the Company's emergence from bankruptcy, all employees, including the named executive officers, were granted new awards of restricted stock units and stock options. This combination of long-term equity awards was designed to provide crucially-needed retention and serve to realign the interests of our employees with the interests of our stockholders.
Severance Plan
Following the Company's emergence from bankruptcy, the Board elected to amend the Severance Plan to reduce the benefits owed to executive officers in the event of certain involuntary terminations of employment. These changes were designed to bring the Severance Plan into better alignment with the interests of our stockholders.

              2018 Compensation Program.    Our Board and Compensation Committee are focused on structuring our compensation program to ensure proper alignment of pay with performance. We are currently implementing changes to both our STIP and LTIP structure to place greater emphasis on capital efficiency and returns on capital. The Compensation Committee expects to complete this transition during the second quarter of 2018.

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Methods to Achieve Compensation Objectives

              At Bonanza Creek, we view our employees as an investment for the future. We invest in our people to grow our business and deliver more value to our stockholders. The objectives of our compensation program are:

  •
  to attract, retain and motivate the most qualified individuals in the oil and gas industry whom we can identify and recruit;

  •
  to provide total compensation that aligns compensation levels with performance and that is flexible enough to respond to changing market conditions; and

  •
  to align the interests of our named executive officers with our stockholders' interests.

              We design our compensation program to reward named executive officers for performance that creates stockholder value, in that incentive compensation is only earned by successfully implementing our long-term strategy or by achieving our short-term goals. Our compensation program, including review of benefits and perquisites, is reviewed by our Compensation Committee annually.

Executive Compensation Risk Assessment

              The Compensation Committee designed our 2017 short-term and long-term compensation programs with features that reduce the likelihood of excessive risk-taking, including an appropriate mix of cash and equity and short-term and long-term incentives, caps on short-term bonus program payouts, an appropriate weighting of fixed and at-risk compensation components, a balance of operating, financial and strategic execution performance measures, significant stock ownership requirements for officers, extended vesting schedules on equity grants and prohibitions on engaging in derivative transactions in our common stock. We do not believe that our current or proposed compensation policies and practices encourage excessive or unnecessary risk-taking and have determined that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Setting Executive Officer Compensation

              Role of Our Board and Compensation Committee.    Our Compensation Committee (i) oversees our compensation programs on behalf of our Board; (ii) is responsible for proposing programs for approval by our Board that attract, retain, and motivate qualified executive-level talent; (iii) monitors our compensation programs and strives to ensure that the total compensation paid to our named executive officers is fair, reasonable, and competitive with total compensation provided to executive officers serving in similar roles and with similar responsibilities in other U.S. publicly traded energy companies; and (iv) makes proposals to our independent directors regarding the compensation of our Chief Executive Officer. Our Chief Executive Officer makes proposals to our Compensation Committee regarding the compensation of our other executive officers. The Compensation Committee has the sole authority to retain, amend the engagement with and terminate any compensation consultant to be used to assist in the evaluation of director or executive officer compensation. The Compensation Committee has sole authority to approve the compensation consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of the compensation consultant. Following receipt and review of compensation recommendations from our Compensation Committee, the Board, together with the Compensation Committee, approves named executive officer compensation.

              Role of the Compensation Consultant.    The Compensation Committee has selected Longnecker & Associates to serve as a consultant to the Compensation Committee on compensation-related issues. During the period of time prior to the Company's emergence from bankruptcy, the Compensation Committee utilized an

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additional consultant – Willis Towers Watson – to assist the Compensation Committee in developing a management incentive plan that was implemented coincident with a restructuring. (Longnecker & Associates and Willis Towers Watson are referred to herein as the "Compensation Consultants.") Since the Company's emergence from bankruptcy, the Compensation Committee has used Longnecker & Associates exclusively.

              Our Compensation Committee chose the Compensation Consultants because our Compensation Committee believes the Compensation Consultants have extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry. Our Compensation Committee continues to believe it is beneficial to have an experienced, independent third party assist it in evaluating and setting executive compensation. On an annual basis and when otherwise required, the Compensation Consultants provide our Compensation Committee with an analysis of our executive compensation programs, including total direct compensation comprised of base salary, annual incentives and long-term incentive compensation, in order to assess the competitiveness of our programs and to provide conclusions and recommendations. Additionally, the Compensation Consultants attend meetings with the Compensation Committee and the Board, review Company public disclosures, and serve as a resource for the Chairman of our Compensation Committee on an as-needed basis.

              In making a determination to retain the Compensation Consultants, the Compensation Committee assesses the independence of the Compensation Consultants pursuant to SEC rules and considers, among other things, whether the Compensation Consultants provide any other services to us, the policies of the Compensation Consultants that are designed to prevent any conflict of interest between the Compensation Consultants, the Compensation Committee and us, any personal or business relationships between the Compensation Consultants and a member of the Compensation Committee or one of our executive officers and whether the Compensation Consultants own any shares of our common stock. Based in part on representations made by the Compensation Consultants, the Compensation Committee has concluded that the Compensation Consultants do not have any conflicts of interest in the representation of our Compensation Committee. While the Compensation Consultants make recommendations to our Compensation Committee on compensation, our Compensation Committee and Board make and implement compensation decisions and have full discretion to do so independent of the Compensation Consultants' recommendations. The Compensation Committee also has the right to terminate the services of the Compensation Consultants and appoint a new compensation consultant at any time. For fiscal 2017, our Compensation Committee took into consideration the discussions, guidance, and compensation studies produced by the Compensation Consultants to make compensation decisions.

              Competitive Benchmarking and Peer Group.    Our Compensation Committee considers competitive industry data in making executive pay determinations. The Compensation Committee focuses on a group of peer companies with market capitalization and growth profiles similar to ours, taking into account geographic footprint and employee count and location. With the advice of Longnecker & Associates, the Compensation Committee approved a new peer group by which to assess competitive levels of compensation. The new peer group will also be used in assessing performance relative to certain 2018 performance goals. The Committee intends to continue, at a minimum on an annual basis, its review and assessment of the peer group and will make changes to the group when it is deemed appropriate.

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              The peer group of companies used by the Compensation Committee during 2017 (the "2017 Peer Group") consist of the following companies:

Name	Ticker	Revenue ($MM)	Market Capitalization ($MM)	Enterprise Value ($MM)

Matador Resources Company	MTDR	535	3,378	3,956
Extraction Oil & Gas, Inc.	XOG	586	2,460	3,635
Callon Petroleum Company	CPE	358	2,452	3,117
SRC Energy, Inc.	SRCI	363	2,059	2,548
Carrizo Oil & Gas, Inc.	CRZO	754	1,733	3,603
WildHorse Resource Development Corporation	WRD	429	1,862	3,080
Halcon Resources Corporation	HK	396	1,131	1,116
Resolute Energy Corporation	REN	307	690	1,237
Eclipse Resources Corporation	ECR	381	631	1,108
Abraxas Petroleum Corporation	AXAS	86	408	494
HighPoint Resources Corporation	HPR	272	566	870
Bonanza Creek Energy, Inc.	BCEI	192	564	552

*
Data source—Bloomberg. Revenue, market capitalization (total value of issued and outstanding shares) and enterprise value (market capitalization plus outstanding debt, minority interests and preferred shares but excluding cash and cash equivalents) as of December 31, 2017.

              The Compensation Consultant compiled compensation data for the 2017 Peer Group from a variety of sources, including proxy statements, other publicly filed documents, and S&P Capital IQ.

              Utilizing data obtained from the Compensation Consultants, we establish compensation standards for our named executive officers using compensation levels at or near the market midpoint, or 50th percentile, as a guideline or starting point, and adjust such benchmarks as appropriate for individual considerations such as experience, performance, tenure, and job responsibilities. The Compensation Committee believes that this approach, coupled with the transitional nature of 2017, during which the Company did not have a customary set of C-suite executives, resulted in our having a cost of management that fell well below that of our peer companies.

              Role of CEO and Other Named Executive Officers in Determining Executive Compensation.    The Compensation Committee, after reviewing the information provided by the Compensation Consultant and considering other factors, determines each element of compensation assessed against the Company's rigorous goals. When making determinations about each element of compensation for the other executive officers, the Compensation Committee considers recommendations from our Chief Executive Officer. Additionally, at the Compensation Committee's request, our executive officers may assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the performance measures used in our incentive programs. The Compensation Committee is under no obligation to use these recommendations and is conscious of the need for the evaluation and incorporation of an effective independent and stockholder-focused compensation review process.

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        21

Elements of Our 2017 Compensation and Why We Pay Each Element

              Our Compensation Committee, assisted by the Compensation Consultant and executive management, continues to develop compensation programs that provide our named executive officers with an overall compensation package tailored to our Company, subject to ratification or approval by our Board. With respect to our named executive officers in 2017, our Compensation Committee designed these programs to consist of five elements: base salary, annual performance-based cash incentive compensation (STIP), long-term equity-based compensation (LTIP), severance and change-in-control benefits, and other employee benefits and perquisites as set forth below.

Compensation Element	Description	Purpose
Base Salary	Fixed pay for performing day-to-day responsibilities; reflects individual experience, education, tenure in role, performance, internal pay equity and market compensation based on our peer group	Attract and retain qualified employees; and recognize skills, competencies, experience and individual contributions
STIP	Annual cash incentive opportunity depending upon annual performance in key metrics	Motivate management to achieve key short-term goals; attract and retain executive talent; and align executives' interests with stockholders' interests
LTIP	Equity-based compensation opportunity that encourages executive retention with vesting of awards over multiple years	Drive stockholder value creation; align management interests with stockholders; encourage retention; reward the achievement of our long-term goals, and conserve cash resources
Severance and Change in Control	Lump sum cash payments of salary and bonus multiples, accelerated equity vesting, and continuation of COBRA benefits following certain termination events
Eliminate or reduce the reluctance of executives to pursue potential corporate transactions that could benefit the Company, but result in adverse consequences to the executive's employment; and clarify termination benefits
Other Compensation: Benefits and Perquisites	401(k) match; parking; health club reimbursement; medical, dental, life and disability insurance	Attract and retain highly qualified employees and support the overall health and well-being of all employees

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              Pay-for-Performance.    Our pay-for-performance philosophy is demonstrated in the mix of compensation that we provide to our named executive officers. A significant portion of our named executive officers' compensation in 2017 was in the form of annual cash incentives and long-term equity-based incentives under the LTIP. Each of these incentives plays a role in aligning pay with the Company's performance and aligning the long-term financial interests of our named executive officers with those of our stockholders. In addition, compensation that is paid in the form of restricted stock units and stock options instead of cash is at-risk, because its value varies with changes in the stock price and because it is forfeitable if the executive voluntarily terminates employment prior to vesting. With a considerable percentage of their compensation paid in equity during 2017, our named executive officers have a significant stake in the long-term success of the Company along with all other stockholders. The following chart illustrates the mix of pay for our named executive officers (other than our Interim Chief Executive Officer) in 2017. The indicated percentages are based on each named executive officer's current base salary and target amounts of compensation with respect to STIP and LTIP awards. Additionally, as the chart below further illustrates, 79% of total target compensation for our named executive officers is attributable to the performance-based STIP and LTIP, and thus is variable and tied to performance of the Company (i.e., "at-risk").

2017 and Selected 2018 Compensation Actions

              Base Salary.    Base salary is intended to provide a guaranteed amount of compensation that recognizes the level of responsibility and authority of each individual named executive officer and compensates for the individual named executive officer's day-to-day contributions to the Company's success. In response to tight expense controls and efforts to preserve stakeholder value while retaining key employees, our Board and Compensation Committee have generally kept the base salaries for our named executive officers flat, both before and since the Company's restructuring. The exceptions to this approach have all been in conjunction with promotions. For example, when

Mr. Tinsley was promoted to Senior Vice President, Operations in 2017, he received an increase in salary. Base salaries for our named executive officers in 2016, 2017, and 2018 are as follows:

Name	2016 Base Salary ($)	2017 Base Salary ($)	2018 Base Salary ($)	Increase 2016-2018 (%)
R. Seth Bullock	N/A	N/A	N/A	N/A
Scott A. Fenoglio	248,726(1)	275,000	275,000	10.6
Cyrus "Skip" Marter	N/A	350,000	350,000	0
Ramon "Curt" Moore	257,500	257,500	257,500	0
Dean Tinsley	259,986(1)	289,700(1)	310,000	19.2
Richard J. Carty	575,000	575,000	0	0

(1)
Prorated to account for a mid-year promotion.

              Annual Cash Incentive Awards.    All of our employees, including our named executive officers, are eligible to receive annual cash incentive awards tied to both the Company's performance and the underlying individual's performance. We believe the annual cash incentive awards help us to:

  •
  attract and retain executive talent;

  •
  motivate management to achieve key short-term corporate goals; and

  •
  align executives' interests with stockholders' interests.

              2017 STIP.    Our STIP, providing for the award of annual cash incentive bonuses to certain of our employees, including our named executive officers (other than our Interim Chief Executive Officer), to reward employees for their performance in helping the Company achieve its short-term goals, is issued under our LTIP. The STIP provides that the aggregate payout of awards, as well as individual awards for our named executive officers, must be approved by the Compensation Committee prior to the payment. The Compensation Committee has the authority to adjust STIP awards in its discretion. In 2017, and with respect to the named executive officers, 50% of the annual cash incentive was determined by the Company's achievement of the Company-wide KPIs, and the remaining 50% was determined by individual performance. The Compensation Committee determined such weighting on individual performance was appropriate due to the transitional nature of fiscal 2017 with respect to the Company's ownership, leadership, and strategy.

              For the 2017 STIP, the named executive officers' KPIs were consistent with the Company's 2017 operating plan and included the following metrics as they relate to the Company's core assets in the Rocky Mountain and Mid-Continent regions and its corporate-level performance:

2017 Company KPI	Definition	Why We Use It
Sales (Production)	The amount of oil and gas produced per day, measured in Boe	Rewards efforts used to align the Company's critical operation, producing oil and gas, with the operating plan and growth strategy
Direct Operating Expenses	Production costs of maintaining and operating property and equipment on a producing oil and gas lease	Incentivizes efficient use of production costs to improve profitability
Technical PDP Reserves
	Year-end 2017 proved developed producing reserves ("PDP") estimated using year-end 2016 pricing (to remove the effect of changes in pricing) and adjusted for actual production for year (i.e., adding 2017 PDP production back into the PDP reserves)	Encourages the maintenance of our PDP reserves while not dis-incentivizing production maximization
Adjusted G&A	General and administrative costs, excluding cash severance/reduction-in-force payments and restructuring and M&A advisor fees	Encourages Company-wide focus on cost reductions to improve profitability

              Pursuant to the 2017 STIP, target payouts were set at a range of 40% (for Vice Presidents) to 75% (for Senior Vice Presidents) of base salary for our named executive officers (other than our Interim Chief Executive Officer). Mr. Tinsley's target payout was prorated to reflect his salary and STIP target percentage increase during 2017. The actual KPI payouts were subject to a range based on the following categories: threshold (50% of target), target performance (100% of target), superior performance (150% of target), and exceptional performance (200% of target), with performance between such ranges interpolated on a linear basis. Exceptional performance is a "stretch" goal that, while achievable, removes all of the risk from our operating expectations and requires operational performance consistently at the high end of the range for each project. To prevent undue risk taking, the maximum payout under the STIP in 2017 for named executive officers was capped at two times each such officer's target payout—i.e., 80% of base salary for our Vice Presidents and 150% of base salary for our Senior Vice Presidents.

              The following table summarizes the Company's 2017 performance in the areas considered by our Compensation Committee as they applied to our named executive officers.

2017 Company KPI	Weight	2017 Company Performance	Threshold (50%)	Target (100%)	Maximum (200%)	% of Target Bonus Achieved
Sales (Production)	15%	16.0 MBoe/d	15.5 MBoe/d	16.3 MBoe/d	17.9 MBoe/d	81%
Technical PDP Reserves	10%	45.9 MMboe	41.2 MMboe	43.4 MMboe	47.7 MMBoe	156%
Direct Operating Expense	15%	$50.9 million	$61.1 million	$55.5 million	$47.2 million	142%
Adjusted G&A	10%	$35 million	$38.5 million	$36.7 million	$33.0 million	147%
KPI SUBTOTAL	50%					114%

              Following the end of 2017, our Compensation Committee reviewed our performance for 2017 with members of management and our full Board to determine the cash incentive award amounts to be awarded to our named executive officers pursuant to the 2017 STIP KPIs. As shown in the table above, actual results with respect to the Company-wide performance metrics for 2017 were above our targeted performance goals; as a result, each named executive officer was awarded a bonus based on Company-wide performance of 114% of target.

              With respect to the STIP's individual performance component, the Compensation Committee reviewed with the Interim Chief Executive Officer the performance of each of the other named executive officers during 2017. Each officer was assessed on a 1 to 4 Performance Rating ("PR") scale. A threshold recovery (50% of target) required a 2 PR, a target recovery required a 3 PR, a recovery of 150% of target required a 4 PR, and the maximum recovery (i.e., 200% of target) could only be awarded at the discretion of the Compensation Committee. The Committee determined to award bonuses to the named executive officers based on the following individual performance components: (i) Mr. Fenoglio—100% of target, (ii) Mr. Marter—100% of target, (iii) Mr. Moore—100% of target, and (iv) Mr. Tinsley—150% of target.

              The final actual bonus amounts, determined by the Compensation Committee in March 2018, for our named executive officers are shown below.

Name	2017 STIP Earned ($)
Scott A. Fenoglio	235,125
Cyrus "Skip" Marter	299,250
Ramon "Curt" Moore	220,163
Dean Tinsley(1)	224,277
Seth Bullock	N/A

(1)
Prorated to account for a mid-year promotion.

              Long-Term Equity-Based Incentives.    Beginning in 2013, our Compensation Committee began to grant both restricted stock awards and performance stock units to our named executive officers and key employees. In late April 2017, when the Company emerged from bankruptcy, all outstanding awards that had not vested previously were cancelled. Further, any vested stock held by executive officers and other employees at the time of the emergence was significantly diluted under the terms of the restructuring.

              In conjunction with the Company's emergence, the pre-emergence Compensation Committee granted to all employees new awards of restricted stock units and stock options. The pre-emergence Compensation Committee believed that this combination of long-term equity awards appropriately provided crucially-needed retention for the organization and served to realign the interests of our employees (including our executive officers) with the interests of our stockholders. The post-emergence Compensation Committee has determined that future LTIP awards to our executive officers, including any to be granted in 2018, will have a greater performance element attached to them.

              In determining 2017 awards under our LTIP, the pre-emergence Compensation Committee reviewed the market analysis provided by the Compensation Consultant Willis Towers Watson. In addition, the Compensation Committee reviewed recommendations from our Chief Executive Officer (at the time) for awards to named executive officers other than himself. The Compensation Committee compared such recommendations against the Compensation Consultant's market analysis to assist in determining the appropriate amount of equity to grant to each named executive officer based on market data, while also taking into consideration the Company's performance as well as individual performance and retention objectives.

              In 2017, each of our named executive officers received an award of restricted stock units and stock options. The amount and type of equity granted to our named executive officers in 2017 were as follows:

Name	Stock Options (#)	Restricted Stock Units (#)	Total Long-Term Equity Grant Value ($)
Richard J. Carty	137,814	137,814	7,136,009
Scott A. Fenoglio	24,382	24,382	1,262,500
Cyrus "Skip" Marter	24,380	24,380	1,262,396
Ramon "Curt" Moore	24,382	24,382	1,262,500
Dean Tinsley	7,609	7,609	393,994
Seth Bullock	N/A	N/A	N/A

              Further Details of RSU and Stock Option Awards.    The 2017 restricted stock unit and stock option awards vest over a three-year period, provided the award recipient remains continuously employed through the applicable vesting dates. Subject to continued employment, the first one-third tranche vested in April 2018, the second one-third tranche will vest in April 2019, and the final one-third tranche will vest in April 2020. Each restricted stock unit represents a contingent right to receive one share of the Company's common stock, which will vest in three equal installments. Each stock option has a ten-year term and an exercise price of $34.36/share.

              The vesting of these awards will accelerate in full if such named executive officer's employment is terminated without cause or due to a resignation for good reason or death or disability, and the awards are subject to the accelerated vesting provisions contained in their respective employment agreements and the Company's Severance Plan. These accelerated vesting provisions are described in greater detail below in the section entitled "Severance Plan." While a named executive officer holds unvested restricted stock units, he is not entitled to vote and receive dividends, if any, on the units.

              Realized Pay: Actual Compensation.    In reviewing our named executive officers' compensation included in the Summary Compensation Table, it is important to note that realized and realizable pay is often substantially different than the compensation that is reported in the Summary Compensation Table. The primary reason for the differences between reported pay in the Summary Compensation Table and realized pay and realizable pay is the method and timing used to value long-term equity awards. SEC rules require companies to report the grant date fair value of all equity awards in the Summary Compensation Table for the year in which they were granted. However, a substantial portion of our named executive officers' total compensation is in the form of long-term equity-based awards, which vest over a three-year period, precluding its immediate realization at the grant date and correlating its realizable value to our future stock performance.

              Employment Agreements.    Each of our named executive officers (other than our Interim Chief Executive Officer) is party to an employment agreement (each, an "Employment Agreement" and collectively, the "Employment Agreements") with the Company. The Company entered into its current Employment Agreement with (i) Mr. Fenoglio in September 2016; (ii) Mr. Marter in October 2016; (iii) Mr. Moore in November 2015; and (iv) Mr. Tinsley in November 2017. The Employment Agreements entitle these executives to participate in the Severance Plan (described below), which provides for (i) a double-trigger equity acceleration and a double-trigger termination payment equal to two times salary and one times bonus for the named executive officers upon a change in control provided such executive is terminated within twelve months following such change in control and (ii) similar, but lower, benefits outside the context of a change in control for certain defined involuntary terminations. While they are employed by the Company, the Employment Agreements generally prohibit the executives from being involved in oil and gas exploration and development activities and other activities that directly compete with the Company's business. The Employment Agreements also generally prohibit the executives from participating in any business engaged in oil and gas exploration and development activities within a 25 mile radius of any mineral property interest of the Company or its affiliates (with exceptions in both cases for preexisting business activities and certain permitted investments) for a period of one year after employment has ended with the Company.

              Severance Plan.    In June 2017, the Compensation Committee recommended and the Board approved the Fourth Amended and Restated Executive Change in Control and Severance Plan. The amendment reduced the severance benefits to which the executive officers are entitled. For example, with respect to Senior Vice Presidents, the cash payment payable in the event of an eligible involuntary termination was reduced from the sum of 200% of base salary and 200% of annual bonus down to (a) 200% of base salary and 100% of annual bonus when in conjunction with a change in control and (b) 100% of base salary and 50% of annual bonus in the absence of a change in control. Further, the Fourth Amended version of the Severance Plan provided that any cash severance otherwise payable to a participant in the event of an eligible involuntary termination in the absence of a change in control would be reduced by the value associated with accelerating the vesting of the participant's April 2017 LTIP award.

              However, under the terms of the Third Amended version of the Severance Plan, a change in control of the Company within twelve months of the effective date of the Fourth Amended version (i.e., June 5, 2017) entitles Plan participants to those severance benefits that were provided under the Third Amended version. The benefits that the named executive officers would receive in the event of such a change in control are described below in the section entitled, "Potential Payments Upon Termination and Change in Control."

              In conjunction with the recent appointment of our new, permanent Chief Executive Officer, the Compensation Committee recommended and the Board approved a Fifth Amended and Restated Executive Change in Control and Severance Plan; however, this amendment did not alter the severance benefits to which the named executive officers addressed herein are entitled. Rather, the Fifth Amended version of the Severance Plan acted to increase the severance benefits owed to the Chief Executive Officer in the event of an eligible involuntary termination, both in the context of a change in control and in the absence of a change in control. Under the Fourth Amended version of the Severance Plan, the Chief Executive Officer's severance benefits were identical to those of Executive Vice Presidents and Senior Vice Presidents. The severance benefits owed to the Chief Executive Officer in the context of a change in control under the Fifth Amended version, and how they compare to the benefits owed to other officers, are described below. (The Company filed with the SEC the full form of the Fifth Amended version of the Severance Plan under a Form 8-K dated March 30, 2018.)

              Under the current Severance Plan, a named executive officer receives certain severance benefits upon his or her resignation or termination within twelve months following a change in control if such termination is initiated by the Company for any reason other than for Cause (as defined in the Severance Plan), or by the officer for Good Reason (as defined in the Severance Plan). The Severance Plan provides similar, but lower, benefits outside the context of a change in control for termination without Cause, resignation for Good Reason, death or disability. Assuming the executive executes and continues to comply with a general release of liability against the Company within 60 days following an eligible termination or resignation in conjunction with a change in control and, in the case of an executive who is also a director, simultaneously tenders their resignation from the Board, the officer is entitled to the following benefits, based on his or her job title:

Element	Payment
Base Salary	A lump sum cash payment equal to a multiple of the executive's base salary as of the date of termination, with the multiple as follows:
	Title	Cash Payment Multiple
	President and Chief Executive Officer	2x
	Executive Vice President	2x
	Senior Vice President	2x
	Vice President	1x
Bonus
A lump sum cash payment equal to a multiple of the greater of (i) the annual average of the bonuses received by the executive pursuant to the Company's STIP in the two calendar years prior to termination and (ii) such executive's current target bonus amount, with the multiple as follows:
	Title	Cash Payment Multiple
	President and Chief Executive Officer	2x
	Executive Vice President	1x
	Senior Vice President	1x
	Vice President	0.5x
Vesting of Equity Awards
Immediate vesting of all outstanding equity awards that were granted in April 2017; immediate vesting of all outstanding equity awards held by our President and Chief Executive Officer, assuming all applicable performance-based vesting conditions are achieved at target performance; all other accelerated vesting to be determined based on the terms of the applicable equity award agreement
Benefits
Continuation of benefits under COBRA and Company reimbursement of the portion of premiums previously paid by the Company for a period of 24 months for our President and Chief Executive Officer, 18 months for Executive Vice Presidents and Senior Vice Presidents, and 12 months for our Vice Presidents

              During the reduction in force that the Company implemented during the summer of 2017, four of our Vice Presidents were severed. At that time, the Board discussed with Mr. Fenoglio and Mr. Moore, two of our Senior Vice Presidents, whether the targeted reductions in G&A expense could be achieved without also severing them. Both indicated a willingness to be included within the scope of the reduction in force if doing so would benefit the Company. The Board, however, recognized the valuable contributions that Messrs. Fenoglio and Moore had made to the Company and the need for their leadership while the Board continued its consideration of potential strategic transactions and its search for a new, permanent Chief Executive Officer. In order to provide a degree of certainty to Messrs. Fenoglio and Moore, the Board agreed that if they remain with the Company and perform at their normal, high level while the Board concludes its strategic and CEO-search processes, each would be entitled to resign from the Company at a later date, be deemed to have resigned for Good Reason, and thereby earn the severance benefits to which each was entitled under the Fourth Amended version of the Severance Plan. Now that the Company has appointed a new Chief Executive Officer, this right on the part of Messrs. Fenoglio and Moore is currently available and will expire on July 31, 2018.

              Other Employee Benefits.    We expect that the named executive officers will continue to be eligible for the same health, welfare, and other employee benefits available to our employees generally, including medical and dental insurance, short and long-term disability benefits, parking, health club membership reimbursements, and a 401(k) plan that includes Company matching of an employee's contributions of up to 6% of such employee's cash earnings. We believe that offering a comprehensive employee benefits package helps us attract and retain executive talent and remain competitive in our industry.

              Executive Departure.    Effective June 11, 2017, Mr. Carty separated from the Company. In connection with the departure, Mr. Carty entered into a Separation and General Release Agreement with the Company (the "Release"), whereby (i) his employment agreement with the Company was terminated; (ii) he entered into a mutual release with the Company; (iii) he received accelerated vesting of the equity grants he was contractually obligated to receive upon the Company's emergence from bankruptcy, consisting of 137,814 non-qualified stock options and 137,814 restricted stock units; (iv) he was granted reimbursement of the payment of his COBRA premiums through the one year anniversary of the termination; and (v) if there is a change in control of the Company after June 4, 2017 and on or before June 5, 2018, he will receive (a) an amount equal to three years of his base salary as of his resignation date, (b) an amount equal to the 300% of the greater of (I) the annual average of any bonuses received for the previous two years and (II) his current "target" bonus amount as of his resignation date, and (c) his COBRA benefits will be extended to the 18 month anniversary of the termination. In addition, Mr. Carty remains subject to certain non-competition, non-solicitation and non-disparagement obligations for a period of twelve months following his separation date pursuant to the terms of the Release and his Employment Agreement.

              Executive Appointment.    Effective April 11, 2018, Eric T. Greager was appointed as our new, permanent President and Chief Executive Officer. Under the terms of his Employment Agreement, Mr. Greager will receive a base salary of $500,000, an STIP target equal to 100% of his base salary (prorated for 2018), an annual LTIP target equal to 300% of his base salary (also prorated for 2018), participation under the Severance Plan, and participation in the other benefits that are available to the Company's employees. Further, Mr. Greager received on April 11, 2018 a one-time inducement award of restricted stock units equal in value (at grant-date) to $4,000,000, with ratable vesting over a five-year period. Lastly, the Board agreed to approve the changes reflected in the Fifth Amended version of the Severance Plan, as described above. All of Mr. Greager's compensation elements were recommended to the Board of Directors by the Compensation Committee, following the Committee's consultation with its Compensation Consultant Longnecker & Associates.

Executive Officer Stock Ownership Guidelines

              We have established stock ownership guidelines for executive officers with the goal of promoting ownership of our common stock and aligning the interests of our executive officers with those of our stockholders. The ownership guidelines for our named executive officers are currently established at the following minimum levels:

Position	Multiple
President and Chief Executive Officer	6x base salary
Executive Vice President	3x base salary
Senior Vice President	2x base salary
Vice President	2x base salary

              Executive officers have five years from the latter of (i) the date of their appointment as an executive officer or (ii) April 28, 2017 (when the Company emerged from bankruptcy), to achieve their targeted ownership level. Upon reaching the required ownership level based on the then-current closing price of our common stock, executive officers are not required to accumulate any shares in excess of shares held as of the determination date, regardless of changes in the price of our common stock. Each of named executive officers (other than our Interim Chief Executive Officer) has until 2022 to satisfy the stock ownership requirements.

              The Compensation Committee monitors stock ownership levels on an annual basis. If an executive is promoted to a position with a higher salary multiple, such executive will have two years from the date of the change in position to reach the higher expected stock ownership level, but still must meet the prior expected ownership level within the original five-year period. Executives who do not satisfy the ownership requirements

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within the time required must hold one-hundred percent (100%) of the net shares acquired through the LTIP until the ownership levels are satisfied. Unvested shares that vest based upon performance criteria (as opposed to simple time-based vesting) do not count towards satisfaction of the guidelines.

Accounting and Tax Considerations

              Our Compensation Committee considers tax and accounting rules and regulations when structuring the executive compensation paid to our named executive officers, including the following:

              Section 162(m) of the Code.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deductibility of compensation paid by any publicly held corporation to certain executives of such corporation (generally the named executive officers) to $1,000,000 per employee in any taxable year, with an exception for performance-based compensation. To the extent any compensation arrangements do not constitute performance-based compensation exempt from the 162(m) limitations, we reserve the right to use our judgment to authorize such compensation payments when we believe that such payments are appropriate and in the best interests of our stockholders.

              The Tax Cuts and Jobs Act of 2017 was signed into law on December 22, 2017. The new law expands the definition of what types of compensation are subject to the $1,000,000 limitation under Section 162(m) to include performance-based compensation and to also now include the CFO as a covered employee. In addition, the new rule expands the definition of a "covered employee" to include any individuals who have previously been a covered employee for any years after December 31, 2016. Thus, once an individual is identified as one of the top 5 covered employees, the $1,000,000 deduction limitation applies to compensation paid to that individual, even after the individual no longer holds that position or has separated from service.

              Section 409A of the Code.    Section 409A of the Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of such section of the Code with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

              Tax Gross-Ups.    Our arrangements with our executive officers do not provide a "gross-up" or other reimbursement payment for any tax liability that such officer might owe as a result of the application of Section 409A of the Code or with respect to Sections 280G and 4999 of the Code (which may provide for, among other things, an excise tax on certain golden parachute payments received by the executives upon a change in control of the Company), and we have not agreed and are not otherwise obligated to provide any named executive officers with such a "gross-up" or other reimbursement. Our arrangements generally provide that if any payments upon a change in control constitute "parachute payments" (as defined under Section 280G of the Code), then such payments may be either paid in full or reduced so that such payments are less than the limitation under Section 280G, whichever produces the better after-tax result for the executive officer.

              ASC Topic 718 Regarding Stock Compensation.    Financial Accounting Standards Board Accounting Standards Codification, Topic 718, "Compensation—Stock Compensation" ("ASC Topic 718") requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of shares of restricted stock, performance stock units and other equity-based awards are accounted for under ASC Topic 718. Our Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As

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accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Indemnification

              Our certificate of incorporation and bylaws provide indemnification rights to our directors and officers and permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would mandate indemnification. Additionally, we have entered into separate indemnity agreements with our directors and officers to provide additional indemnification benefits, including the right to receive, in advance, reimbursements for expenses incurred in connection with a defense for which the director or officer is entitled to indemnification. We believe that the limitation of liability provisions in our certificate of incorporation, bylaws and the indemnity agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

CEO Pay Ratio 14:1

              As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total compensation of our employees and the annual total compensation of Seth Bullock, our Interim Chief Executive Officer (our "CEO").

              Mr. Bullock was retained by our Board effective June 11, 2017, as our Interim CEO. During his service at the Company, Mr. Bullock remained an employee of Alvarez & Marsal, LLC ("A&M") and did not receive any compensation directly from the Company or participate in any of the Company's employee benefit plans. The Company instead paid A&M a $135,000 monthly fee, plus reasonable out-of-pocket expenses for the services provided by Mr. Bullock. For purposes of determining the total cash compensation paid for Mr. Bullock's services as Interim CEO, we included: the annualized monthly fee and the annualized out-of-pocket expenses paid by the Company to A&M, as reflected in statements received and amounts paid to A&M.

              For 2017, our last completed fiscal year:

  •
  The median of the annual total compensation of all employees of our company (other than our CEO) was $122,993; and

  •
  The annual total compensation of our CEO, was $1,714,725.

              Based on this information for 2017, we reasonably estimate that the ratio of our CEO's annual total compensation to the annual total compensation of our median employee was 14:1. Our pay ratio has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

              We identified the median employee by examining the 2017 total cash compensation for all employees, excluding our CEO, who were employed by us on December 22, 2017, the last day of our payroll year. Our employee population consisted of 152 employees, other than the CEO, with all individuals located in the United States. This population consisted of our full-time and part-time employees. In making this determination, we annualized the compensation of all employees who were hired in 2017, but did not work for the entire twelve-month period. As reflected in our payroll records, for purposes of determining the total cash compensation paid, we included: the annualized base salary (or, in the case of hourly workers, annualized wages including overtime pay) and the amount of any cash incentives, including cash incentives earned in 2017 but not paid to the employee until 2018.

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              After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table later in this proxy statement.

              As illustrated in the table below, our 2017 CEO to median employee pay ratio is 14:1.

	CEO to Median Employee
	Pay Ratio
	CEO(1) ($)		Median Employee ($)
Annual Salary	1,620,000		88,000
Bonus	0		0
Stock Awards	0		13,773
Non-Equity Incentive Plan Compensation	0		15,662	(2)
All Other Compensation	94,725	(3)	5,558	(4)

Total:	1,714,725		122,993
CEO Pay to Median Employee Pay Ratio:	14:1

(1)
For purposes of calculating the CEO to Median Employee Pay Ratio, the amounts reflected for our CEO are annualized and were paid directly to A&M.

(2)
Amounts represent the bonuses earned under the Company's STIP in 2017 but were not paid until 2018.

(3)
Includes annualized out-of-pocket living expenses.

(4)
Includes Company match to 401(K).

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Summary Compensation Table

              The following table contains information concerning the annual compensation for services provided to us by our named executive officers during the fiscal years ended December 31, 2017, 2016, and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
R. Seth Bullock(4)	2017	757,097	—	—	—	—	47,363	804,460
Interim Chief Executive Officer
Scott A. Fenoglio	2017	275,000	—	837,766	424,734	235,125	17,593	1,790,218
Senior Vice President, Finance and Planning	2016	248,077	—	78,926		179,468	17,160	523,631
Cyrus "Skip" Marter	2017	350,000	—	837,697	424,699	299,250	18,392	1,930,038
Senior Vice President, General
Counsel and Secretary
Ramon "Curt" Moore	2017	257,500	—	837,766	424,734	220,163	18,104	1,758,267
Senior Vice President, Land	2016	257,500	—	111,143		285,342	17,902	671,887
Dean Tinsley	2017	310,000	—	261,445	132,549	224,277	17,770	946,041
Senior Vice President, Operations
Richard J. Carty(5)	2017	309,615	—	4,735,289	2,400,720	0	17,843	7,463,467
Former President and	2016	575,000	—	430,456		925,730	25,536	1,956,742
Chief Executive Officer	2015	575,000	—	2,102,449		517,500	569,059	3,764,008

(1)
Reflects the aggregate grant date fair value of restricted stock unit and stock option awards granted under our 2017 LTIP by our pre-emergence Board, computed in accordance with ASC Topic 718. It does not reflect the actual value that may be realized by the named executive officer. The discussion of the assumptions used in calculating the aggregate grant date fair value of the restricted stock unit awards for purposes of the Company's financial statements, can be found in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 to the financial statements, in each case, as set forth in the Company's Form 10-K filed with the SEC on March 14, 2018.

For stock options, the estimated fair value is based upon principles of the Black-Scholes option pricing model. The Black-Scholes model utilizes numerous arbitrary assumptions about financial variables such as expected stock price volatility, future dividend yield, and interest rates. Stock-based compensation expense for restricted stock unit and stock option awards is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is generally the vesting period. See "Grants of Plan-Based Awards" for information on awards made in 2017.

(2)
Amounts in this column represent the bonuses earned under the Company's STIP in each of 2015, 2016 and 2017 but were not paid until 2016, 2017 and 2018, respectively.

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(3)
All Other Compensation for 2017 included the following:

Named Executive Officer	Reserved Parking ($)(A)	Life Insurance Premiums ($)	AD&D Premiums ($)	401(k) Employer Match ($)	Severance ($)	Living Expenses ($)(B)	Total ($)
Seth Bullock	0	0	0	0	—	47,363	47,363
Scott Fenoglio	0	1,254	139	16,200	—	—	17,593
Skip Marter	420	1,596	176	16,200	—	—	18,392
Curt Moore	600	1,174	130	16,200	—	—	18,104
Dean Tinsley	0	1,414	156	16,200	—	—	17,770
Richard Carty	630	912	101	16,200	—	—	17,843

(A)
Parking is available to all employees. The amount listed includes excess costs for executive reserved parking.

(B)
Includes $47,363 of temporary out-of-pocket living expenses.
(4)
Mr. Bullock was retained by our Board on June 11, 2017, as our interim Chief Executive Officer. During his service at the Company, he remained an employee of A&M and did not receive any compensation directly from the Company or participate in any of the Company's employee benefit plans. The amounts reflected for Mr. Bullock include monthly fees and temporary out-of-pocket living expenses incurred during 2017 and paid by the Company to A&M.

(5)
Mr. Carty separated from the Company effective June 11, 2017.

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Grants of Plan-Based Awards

              The following table provides additional information about our STIP and 2017 LTIP awards granted to our named executive officers in 2017.

								All Other Stock Awards; Number of Shares of Stock or Units (#)(5)		All Other Options; Awards; Number of Securities Underlying Options (#)(6)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(4)						Grant Date Fair Value of Stock Awards ($)(7)
Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Seth Bullock(8)
STIP		—	—	—	—	—	—	—		—	—
RSUs		—	—	—	—	—	—	—		—	—
Stock Options		—	—	—	—	—	—	—		—	—
Scott Fenoglio
STIP		103,125	206,250	412,500	—	—	—	—		—	—
RSUs	4/28/17	—	—	—	—	—	—	24,382		—	837,766
Stock Options	4/28/17	—	—	—	—	—	—	—		24,382	424,734
Skip Marter
STIP		131,250	262,500	525,000	—	—	—	—		—	—
RSUs	4/28/17	—	—	—	—	—	—	24,380		—	837,697
Stock Options	4/28/17									24,380	424,700
Curt Moore
STIP		96,563	193,125	386,250	—	—	—	—		—	—
RSUs	4/28/17	—	—	—	—	—	—	24,382		—	837,766
Stock Options	4/28/17	—	—	—	—	—	—	—		24,382	424,734
Dean Tinsley
STIP		80,675	161,349	322,699	—	—	—	—		—	—
RSUs	4/28/17	—	—	—	—	—	—	7,609		—	261,445
Stock Options	4/28/17	—	—	—	—	—	—	—		7,609	132,549
Richard Carty(9)
STIP		—	—	—	—	—	—	—		—	—
RSUs	4/28/17	—	—	—	—	—	—	137,814	(9)	—	4,735,289
Stock Options	4/28/17	—	—	—	—	—	—	—		137,814	2,400,720

(1)
Reflects the base salary of each of our named executive officers as of December 31, 2017, multiplied by the applicable STIP threshold percentage. The 2017 STIP threshold percentage for each named executive officer was 50% of their respective STIP target percentage.

(2)
Reflects the base salary of each of our named executive officers as of December 31, 2017, multiplied by the applicable STIP target percentage. The 2017 STIP target percentages were as follows: (i) 75% of base salary for Messrs. Fenoglio, Marter and Moore; and (ii) 40% of base salary for the period from January 1, 2017 through July 31, 2017, and 75% of base salary for the period from August 1, 2017 through December 31, 2017 for Mr. Tinsley.

(3)
Reflects the base salary of each of our named executive officers as of December 31, 2017, multiplied by the applicable STIP maximum percentage. The 2017 STIP maximum payouts were as follows: (i) 150% of base salary for Messrs. Fenoglio, Marter, Moore and Tinsley (pro-rated for a partial year for Mr. Tinsley).

(4)
There were no performance stock units granted to our named executive officers during 2017.

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(5)
Reflects the number of restricted stock units granted by our pre-emergence Board in connection with the Company's emergence from bankruptcy on April 28, 2017 to named executive officers. The shares will vest in equal increments over three years, commencing on the first anniversary of the date of grant.

(6)
Reflects the number of shares of the Company's common stock subject to options granted by our pre-emergence Board in connection with the Company's emergence from bankruptcy on April 28, 2017 to named executive officers. The options will vest in equal increments over three years, commencing on the first anniversary of the date of grant.

(7)
Reflects the aggregate grant date fair value of restricted stock unit and stock option awards granted under our 2017 LTIP, computed in accordance with ASC Topic 718, and does not reflect the actual value that may be realized by the named executive officer. The discussion of the assumptions used in calculating the aggregate grant date fair value of the restricted stock unit awards for purposes of the Company's financial statements, can be found in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 to the financial statements, in each case, as set forth in the Company's Form 10-K filed with the SEC on March 14, 2018. For stock options, the estimated fair value is based upon principles of the Black-Scholes option pricing model. The Black-Scholes model utilizes numerous arbitrary assumptions about financial variables such as expected stock price volatility, future dividend yield, and interest rates. Stock-based compensation expense for restricted stock unit and stock option awards is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is generally the vesting period.

(8)
Mr. Bullock remained an employee of A&M and did not receive any compensation directly from the Company or participate in any of the Company's benefit plans.

(9)
Mr. Carty departed from the Company effective June 11, 2017. Pursuant to the terms of his Separation and General Release Agreement, he received accelerated vesting of the equity grants he received upon the Company's emergence from bankruptcy, consisting of 137,814 restricted stock units and 137,814 non-qualified stock options. Under the terms of the 2017 LTIP and Mr. Carty's stock option agreement, the 137,814 options were exercisable for 90 days. Mr. Carty's stock options were out-of-the-money and cancelled September 17, 2017.

Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

              Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table was paid or awarded, are described in detail above in the CD&A.

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Outstanding Equity Awards at Fiscal Year End

              On the Effective Date, in accordance with the Plan, each share of the Company's common stock outstanding prior to the Effective Date, including unvested and issued time-based restricted stock, unvested time-based LTIP units, and unvested performance unit awards were deemed cancelled and extinguished.

              The following table sets forth certain information with respect to the outstanding stock awards held by our named executive officers at the end of fiscal year 2017. These awards were granted by our pre-emergence Board in connection with the Company's emergence from bankruptcy on April 28, 2017.

	Option Awards					Stock Awards
	Non-Qualified Stock Options					Restricted Stock Units
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Seth Bullock(3)	N/A	N/A		N/A	N/A	N/A		N/A
Scott Fenoglio	0	24,382	(4)	34.36	04/28/2027	24,382	(5)	672,699
Skip Marter	0	24,380	(4)	34.36	04/28/2027	24,380	(5)	672,644
Curt Moore	0	24,382	(4)	34.36	04/28/2027	24,382	(5)	672,699
Dean Tinsley	0	7,609	(4)	34.36	04/28/2027	7,609	(5)	209,932
Richard Carty(6)	0	0		N/A	N/A	0		0

(1)
Unvested options will vest in equal increments over three years, commencing on the first anniversary of the date of grant, and have a term of ten years, provided the recipient remains continuously employed through the applicable vesting dates, or if earlier, upon a change-in-control and certain termination events, including involuntary termination not for cause, death, or disability. If the recipient's employment has terminated, any vested options expire if not exercised during the 90-day period following such termination. Restricted stock units vest in equal increments over three years, commencing on the first anniversary date of the award, provided the recipient remains continuously employed through the applicable vesting dates, or if earlier, upon a change-in-control and certain termination events, including involuntary termination not for cause, death, or disability.

(2)
The market value of shares of restricted stock units that have not vested is calculated based on $27.59 per share, the closing price of our common stock as of December 29, 2017, the last trading day of fiscal year 2017, as quoted by the NYSE.

(3)
Mr. Bullock remained an employee of A&M and did not receive any compensation directly from the Company or participate in any of the Company's benefit plans.

(4)
Reflects stock options that were awarded to the NEOs on April 28, 2017 by our pre-emergence Board, in connection with the Company's emergence from bankruptcy. All stock options were granted under the Company's 2017 LTIP and will vest one-third on April 28, 2018, one-third on April 28, 2019, and one-third on April 28, 2020.

(5)
Reflects time-based restricted stock unit awards that were awarded to the NEOs on April 28, 2017 by our pre-emergence Board, in connection with the Company's emergence from bankruptcy. All restricted stock units were granted under the Company's 2017 LTIP and will vest one-third on April 28, 2018, one-third on April 28, 2019, and one-third on April 28, 2020.

(6)
Mr. Carty departed from the Company effective June 11, 2017. Pursuant to the terms of his Separation and General Release Agreement, he received accelerated vesting of the equity grants he received upon the Company's emergence from bankruptcy, consisting of 137,814 restricted stock units and 137,814

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  non-qualifed stock options. Under the terms of the 2017 LTIP and Mr. Carty's stock option agreement, the 137,814 option shares were exercisable for 90 days. Mr. Carty's stock options were out-of-the-money and cancelled September 17, 2017.

Options Exercised and Stock Vested

              The following table sets forth time-based restricted shares and LTIP unit shares of our common stock held by our named executive officers that vested during fiscal 2017, prior to emergence from bankruptcy (other than one award to Mr. Carty, noted in footnote 6 below). There were no stock option exercises in 2017.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)
Seth Bullock(2)	N/A		N/A
Scott Fenoglio	30,899	(3)(4)	27,990	(5)
Skip Marter	0		0
Curt Moore	46,059	(3)(4)	42,294	(5)
Dean Tinsley	27,466	(3)(4)	31,037	(5)
Richard Carty	157,412	(3)(4)	140,105	(5)
	137,814	(6)	4,310,822	(7)

(1)
On December 23, 2016, the Company entered into a Restructuring Support and Lock-Up Agreement (the "RSA"), and on January 4, 2017, in accordance with the terms of the RSA, the Company and all of its subsidiaries (collectively with the Company, the "Debtors") filed voluntary petitions under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Court") to pursue the Debtors' Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as amended, the "Prepackaged Plan"). On April 7, 2017, the Court entered an order confirming the Prepackaged Plan, which order was stayed until April 24, 2017. The Company emerged from Chapter 11 on April 28, 2017 (the "Effective Date"). On the Effective Date, all outstanding shares of the Company's common stock ("Old Common Stock"), and all equity awards with respect to Old Common Stock, were cancelled and extinguished.

(2)
Mr. Bullock remained an employee of A&M and did not receive any compensation directly from the Company or participate in any of the Company's benefit plans.

(3)
The number of shares reflected in this column exhibits the gross number of restricted stock and LTIP unit awards that vested prior to tax withholding and prior to the Effective Date.

(4)
The number of shares reflected in the table are Old Common Stock. New shares of the Company's common stock, par value $0.01 per share ("New Common Stock"), were issued to certain of the Company's stockholders (including the NEO's holding Old Common Stock) pursuant to the Prepackaged Plan in exchange for voluntary releases of certain claims and causes of action granted under the Prepackaged Plan. Holders of the Company's Old Common Stock were allocated New Common Shares, resulting in an equivalent reverse stock split of 1 for 111.5879 as of April 26, 2017.

(5)
The value realized is based upon the gross shares of Old Common Stock underlying the restricted stock and LTIP unit awards that vested prior to the Effective Date, multiplied by the pre-bankruptcy closing price of our common stock on the NYSE on the trading date preceding the date of vesting.

(6)
Mr. Carty departed from the Company effective June 11, 2017. Pursuant to the terms of his Separation and General Release Agreement, he received accelerated vesting of the equity grants

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  he received upon the Company's emergence from bankruptcy, consisting of 137,814 restricted stock units and 137,814 non-qualifed stock options. Under the terms of the 2017 LTIP and Mr. Carty's stock option agreement, the 137,814 option shares were exercisable for 90 days. Mr. Carty's stock options were out-of-the-money and cancelled September 17, 2017.

(7)
The value realized is based upon the gross shares underlying the time-based restricted stock unit award that vested, multiplied by the closing price of our common stock on the NYSE on the trading date preceding the execution of his Separation and General Release Agreement.

Pension Benefits

              Other than our 401(k) plan, we do not have any plan that provides for retirement benefits.

Non-Qualified Deferred Compensation

              We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.

Potential Payments Upon Termination and Change in Control

              The table below discloses a hypothetical amount of compensation and/or benefits due to our continuing named executive officers with Employment Agreements in the event of their termination of employment and/or in the event we undergo a change in control. The amounts disclosed assume such termination and/or such change of control was effective as of December 31, 2017, and are calculated pursuant to the terms of the Employment Agreements and the Severance Plan. The amounts below constitute estimates of the amounts that would be paid to the continuing named executive officers upon termination of their employment and/or upon a change in control. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a continuing named executive officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered "forward-looking statements."

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Name	Payment Type	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause, Resignation for Good Reason, Disability or Death ($)(1)(2)	Termination following a Change in Control ($)(3)(4)	Termination following a Change in Control after June 4, 2017 and before June 5, 2018 ($)(4)(5)
Seth Bullock	Cash Severance	N/A	N/A	N/A	N/A
	Bonus Payment	N/A	N/A	N/A	N/A
	Unvested and Accelerated:(6)
	Restricted Stock Units	N/A	N/A	N/A	N/A
	Stock Options	N/A	N/A	N/A	N/A
	Health Payment	N/A	N/A	N/A	N/A

	TOTAL	N/A	N/A	N/A	N/A

Scott Fenoglio	Cash Severance	—	275,000	550,000	550,000
	Bonus Payment	—	103,125	103,125	412,500
	Unvested and Accelerated:(6)
	Restricted Stock Units	—	672,699	672,699	672,699
	Stock Options		0	0	0
	Health Payment	—	19,884	29,826	29,826

	TOTAL	—	1,070,708	1,355,650	1,665,025

Skip Marter	Cash Severance	—	350,000	700,000	700,000
	Bonus Payment	—	131,250	131,250	525,000
	Unvested and Accelerated:(6)
	Restricted Stock Units	—	672,644	672,644	672,644
	Stock Options		0	0	0
	Health Payment	—	19,884	29,826	29,826

	TOTAL	—	1,173,778	1,533,720	1,927,470

Curt Moore	Cash Severance	—	257,500	515,000	515,000
	Bonus Payment	—	97,122	97,122	388,488
	Unvested and Accelerated:(6)
	Restricted Stock Units	—	672,699	672,699	672,699
	Stock Options		0	0	0
	Health Payment	—	25,932	38,898	38,898

	TOTAL	—	1,053,253	1,323,719	1,615,085

Dean Tinsley	Cash Severance	—	310,000	620,000	620,000
	Bonus Payment	—	116,250	116,250	465,000
	Unvested and Accelerated:(6)
	Restricted Stock Units	—	209,932	209,932	209,932
	Stock Options		0	0	0
	Health Payment	—	19,884	29,826	29,826

	TOTAL	—	656,066	976,008	1,324,758

(1)
Severance payments are contingent upon resignation for Good Reason (as defined in the Severance Plan) or termination without Cause (as defined in the Severance Plan).

(2)
Represents the Company-subsidized COBRA premiums to continue family health, vision and dental coverage for the 12-month period immediately following the date of termination for all named executive officers.

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(3)
Change in control payments are contingent upon resignation for Good Reason (as defined in the Severance Plan) or termination without Cause (as defined in the Severance Plan) within 12 months following the change in control.

(4)
Represents the Company-subsidized COBRA premiums to continue family health, vision and dental coverage for the 18-month period immediately following the date of termination for all named executive officers.

(5)
If there is a change in control of the Company after June 4, 2017 and before June 5, 2018, the NEO will receive (a) an amount equal to two years of his base salary as of his resignation date, (b) an amount equal to 200% of the greater of (I) the annual average of any bonuses received for the previous two years and (II) his current "target" bonus amount as of his resignation date, and (c) his COBRA benefits will be extended to the 18 month anniversary of the termination.

(6)
Upon termination without Cause, resignation for Good Reason, death or permanent disability, all unvested restricted stock units and outstanding stock options become fully vested. The accelerated vesting of restricted stock unit awards is based upon the closing price per share of our common stock on December 29, 2017, which was $27.59 multiplied by the number of outstanding shares of restricted stock units that would vest upon the occurrence of the event indicated. The values reported in the table above take into account restricted stock unit awards that were outstanding on December 31, 2017. The accelerated vesting of stock options have zero realizable value as of December 31, 2017.

              Post Termination Payments—Mr. Carty

              Effective June 11, 2017, Mr. Carty separated from the Company. In connection with the departure, Mr. Carty entered into a Separation and General Release Agreement with the Company (the "Release"), whereby (i) his employment agreement with the Company was terminated; (ii) he entered into a mutual release with the Company; (iii) he received accelerated vesting of the equity grants he was contractually obligated to receive upon the Company's emergence from bankruptcy, consisting of 137,814 non-qualified stock options and 137,814 restricted stock units; (iv) he was granted reimbursement of the payment of his COBRA premiums through the one year anniversary of the termination; and (v) if there is a change in control of the Company after June 4, 2017 and on or before June 5, 2018, he will receive (a) an amount equal to three years of his base salary as of his resignation date, (b) an amount equal to the 300% of the greater of (I) the annual average of any bonuses received for the previous two years and (II) his current "target" bonus amount as of his resignation date, and (c) his COBRA benefits will be extended to the 18 month anniversary of the termination.

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              The table below shows the value of the post-termination payments that Mr. Carty received.

Actual Post-Termination Payments—Carty

Payments Upon Separation	$

Cash Compensation:
Cash Severance	0
STIP Bonus Compensation	0
Long-Term Incentive Compensation:
Unvested and Accelerated:
Restricted Stock Units	4,323,905
Stock Options	0
Health Benefits:
COBRA Continuation(1)	19,957

Total	4,343,862

(1)
Includes 6 months of COBRA payments during 2017. The remaining 6 months were paid to Mr. Carty in the amount of $9,425 paid in January 2018.

Director Compensation

              Our Board believes that attracting and retaining qualified independent directors is critical to the ongoing operation of our Company.

              Pre-emergence Board of Director Compensation.    Our pre-emergence director compensation program in 2017 consisted of an annual retainer of $90,000 and chairman fees, listed in the table below. Pursuant to the Plan, all outstanding restricted stock awards held by directors were cancelled at the time of the Company's emergence from bankruptcy. All directors receive actual expense reimbursements associated with attending board and committee meetings. Pursuant to the Plan, as of the Effective Date, the following directors ceased to serve on the Company's board of directors: James A.Watt, Kevin A. Neveu, and Gregory P. Raih. Mr. Wojahn remains a member of the Board.

Board/Committee	Board/Committee Chairperson Additional Compensation ($)(1)
Board	50,000
Audit	20,000
Compensation	13,000
Nominating and Corporate Governance	10,000
EHS&RC and Reserves	5,000

(1)
In the event one director serves as chairman of more than one committee, such director will only receive the highest such retainer.

              Post-emergence Board of Director Compensation.    Our post-emergence director compensation program in 2017 consisted of two principal elements: (i) an annual retainer and chairman fees, listed below; and (ii) equity consisting of restricted stock unit awards. During 2017, the Board of Directors discussed the initial grant of restricted stock unit awards to the independent directors as provided under the Director Compensation Policy approved by the Board, on the Effective Date. The initial grant to Mr. Vaughn, our non-executive Chairman, had an estimated fair market value of $468,750, and the initial grant to Messrs. Keglevic, Steck, Tyree, Vogel, and

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Wojahn had an estimated fair market value of $375,000. The restricted stock units were granted pursuant to the Company's 2017 Long Term Incentive Plan. The restricted stock units are scheduled to vest in three equal installments on April 28, 2018, April 28, 2019 and April 28, 2020 and be delivered to the directors in shares within 30 days after April 28, 2020 (subject to accelerated vesting and delivery on specified terminations of the directors' service or a change in control). The number of shares was determined by dividing the award value by $36.68 (which was the volume weighted average price of a share for the 30-day period beginning on May 1, 2017). Pursuant to the Director Compensation Policy, going forward after the third year following the Company's emergence from bankruptcy, and consistent with best governance practice, the Board will establish a "date certain" on which to make the Directors' equity grants each year.

Board/Committee	Board/Committee Chairperson Additional Compensation ($)
Board Chairman	93,750
Board Member	75,000
Audit Committee Chairman	20,000
Audit Committee Member	10,000
Compensation Chairman	15,000
Compensation Member	7,500
Nominating and Corporate Governance Chairman	8,000
Nominating and Corporate Governance Member	4,000
EHS&RC and Reserves Chairman	10,000
EHS&RC and Reserves Member	5,000

              Directors who are also members of our executive management do not receive any additional compensation for their service on our Board. Following Mr. Carty's termination from the Board on June 11, 2017, the Board did not appoint an executive management member for the remainder of 2017.

              The following table provides information concerning the compensation of our independent directors for the fiscal year ended December 31, 2017.

2017 Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Total ($)
Pre-emergence Board of Directors
Kevin A. Neveu	33,333	0		33,333
Gregory P. Raih	36,667	0		36,667
James A. Watt	46,667	0		46,667
Jeff E. Wojahn	34,333	0		34,333
Post-emergence Board of Directors
Paul Keglevic	66,000	374,980	(3)	440,980
Brian Steck	58,667	374,980	(3)	433,647
Thomas Tyree	61,667	374,980	(3)	436,647
Jack Vaughn	65,167	468,734	(4)	533,901
Scott Vogel	66,667	374,980	(3)	441,647
Jeff E. Wojahn(5)	61,667	374,980	(3)	436,647

(1)
Amounts reflect the independent director prorated annual retainer fees that were paid in 2017.

(2)
The grant date fair value of the restricted stock unit awards is calculated using the closing price of our common stock on the date of grant, computed in accordance with ASC Topic 718, and does not reflect the

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        44

  actual value that may be realized by the director. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements, as set forth in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 to the financial statements, set forth in the Company's Form 10-K filed with the SEC on March 14, 2018.

(3)
Reflects value of 10,223 shares of restricted stock subject to forfeiture restrictions. The number of shares was determined by dividing the award value by $36.68, which was the volume weighted average price of a share for the 30-day period beginning on May 1, 2017. The restricted stock units are scheduled to vest in three equal installments on April 28, 2018, April 28, 2019 and April 28, 2020 and be delivered to the directors in shares within 30 days after April 28, 2020 (subject to accelerated vesting and delivery on specified terminations of the directors' service or a change in control).

(4)
Reflects value of 12,779 shares of restricted stock subject to forfeiture restrictions. The number of shares was determined by dividing the award value by $36.68, which was the volume weighted average price of a share for the 30-day period beginning on May 1, 2017. The restricted stock units are scheduled to vest in three equal installments on April 28, 2018, April 28, 2019 and April 28, 2020 and be delivered to the directors in shares within 30 days after April 28, 2020 (subject to accelerated vesting and delivery on specified terminations of the directors' service or a change in control).

(5)
Mr. Wojahn served as a member of the pre-emergence board and remains a member of the post-emergence board. His pre- and post-emergence fees are listed separately in the foregoing table.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

              The following table represents the securities authorized for issuance under our LTIP, which is our only equity compensation plan, as of December 31, 2017.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	458,436	(1)	$34.36	1,835,794	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	485,585		—	1,835,794

(1)
Represents (i) 197,271 shares underlying outstanding stock options to purchase shares of the Company's common stock, and (ii) 261,165 restricted stock units.

(2)
Represents securities available for issuance under our 2017 LTIP.

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        45

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              During 2017, prior to the Effective Date, the pre-emergence Compensation Committee consisted of Messrs. Wojahn, Neveu and Watt. Following the Effective Date, the post-emergence Compensation Committee consists of Messrs. Vogel, Tyree, and Wojahn. No member of our Compensation Committee has been at any time an employee of ours. None of our executive officers serve or have served on the board of directors or compensation committee of a company that has one or more executive officers who serve on our Board or Compensation Committee. No member of our Board is an executive officer of a company at which one or more of our executive officers serves as a member of the board of directors or compensation committee of that company.

COMPENSATION COMMITTEE REPORT

              The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

              The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board
Scott D. Vogel, Chairman Thomas B. Tyree, Jr., Member Jeffrey E. Wojahn, Member

AUDIT COMMITTEE REPORT

              The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates such information by reference in such filing.

              The Audit Committee is composed of three directors, Messrs. Kevlevic, Tyree and Vogel, and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of the NYSE listing standards and other applicable standards. The duties of the Audit Committee are summarized in this proxy statement under "Corporate Governance—Audit Committee" and are more fully described in the charter which can be viewed on the Company's website under "Corporate Governance."

              The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Company's financial reporting, accounting systems and processes, and internal controls. During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2017, the Audit Committee:

  •
  reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2017 with management and with the independent registered public accountants;

  •
  reviewed and discussed the Company's system of internal controls;

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        46

  •
  required management to perform an evaluation and make an assessment of the effectiveness of the Company's internal controls over financial reporting asserting compliance with the Sarbanes-Oxley Act of 2002 and discussed the results with management and with the independent registered public accountants;

  •
  reviewed and discussed the Company's assessment of risk related to financial reporting;

  •
  provided oversight to the internal audit function;

  •
  reviewed and discussed with the independent registered public accountants (i) their judgments as to the quality of the Company's accounting policies, (ii) the quality, clarity, consistency and completeness of the Company's financial reporting and disclosures, (iii) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, including the independent registered public accountants' independence, and (iv) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;

  •
  discussed with management and with the independent registered public accountants the process by which the Company's principal executive officer and principal financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

  •
  pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act (details regarding the fees paid to Grant Thornton LLP and Hein & Associates LLP in fiscal 2017 for audit services, tax services and all other services, are set forth in "Proposal Two—Ratification of Selection of Independent Registered Public Accountant—Audit and Other Fees" below); and

  •
  considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself, as recommended by the NYSE's corporate governance rules.

              With respect to rotation of the audit firm, the Audit Committee has concluded that the current benefits to the Company from continued retention of Grant Thornton LLP warrant retaining the firm at this time. The Audit Committee will, however, continue to review this issue on an ongoing basis.

              Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee's charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's consolidated financial statements.

              The Audit Committee meets regularly with management, the Company's internal auditors and the independent auditors, including private discussions with the independent registered public accountants, and

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        47

receives the communications described above. The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

              Based on the review and discussion referred to above, and in reliance on the information, opinions, reports and statements presented to us by the Company's management and Grant Thornton LLP, we recommended to the Board that the December 31, 2017 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

Audit Committee of The Board of Directors
Paul Keglevic, Chairman Thomas B. Tyree, Jr., Member Scott D. Vogel, Member

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        48

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth certain information regarding the beneficial ownership of common stock as of March 31, 2017 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group.

              Except as otherwise indicated in the footnotes to the table, each person has sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. The address for the Company's directors and executive officers is 410 17th Street, Suite 1400, Denver, Colorado 80202.

Name of Beneficial Owner	Common Stock Beneficially Owed	Warrants(1)	Restricted Stock Units(2)	Non- Qualified Stock Options(3)	Total Stock and Stock-Based Holdings	Percentage of Class(4)
Significant Stockholders
Mangrove Partners(5)	1,815,987	0	0	0	1,815,987	8.9
Whitebox Advisors LLC(6)	1,725,717	0	0	0	1,725,717	8.4
BlackRock, Inc.(7)	1,430,011	0	0	0	1,430,011	7.0
Integrated Core Strategies (US) LLC(8)	1,167,325	0	0	0	1,131,746	5.7
Gen IV Investment Opportunities Fund, LLC(9)	1,123,333	0	0	0	1,123,333	5.5
Apollo Energy Opportunity Fund LP(10)	1,065,480	0	0	0	1,065,480	5.2
AQR Capital Management, LLC(11)	1,041,970	0	0	0	1,041,970	5.1
Directors and Named Executive Officers
Paul Keglevic(12)	0	0	10,223	0	10,223	*
Brian Steck(12)	0	0	10,223	0	10,223	*
Thomas Tyree(12)	0	0	10,223	0	10,223	*
Jack Vaughn(12)	0	0	12,779	0	12,779	*
Scott Vogel(12)	0	0	10,223	0	10,223	*
Jeff Wojahn(11)	75	277	10,223	0	10,575	*
Seth Bullock(12)	0	0	0	0	0	*
Scott Fenoglio(14)	210	778	24,382	8,128	33,498	*
Skip Marter(13)	0	0	24,380	8,127	32,507	*
Curt Moore(14)	339	1,253	24,382	8,128	34,102	*
Dean Tinsley(14)	229	850	7,609	2,537	11,225	*
Richard J. Carty(15)	75,049	5,279	0	0	80,328	*
All current directors and executive officers as a group (12 persons)(16)	935	3,461	149,518	28,544	182,458	*

*
Less than 1%.

(1)
Issued on the Effective Date, by operation of the Plan, Reorganized Bonanza Creek entered into a Warrant Agreement (the "Warrant Agreement") with Broadridge Corporate Issuer Solutions, Inc., which provides for Reorganized Bonanza Creek's issuance of warrants to purchase New Common Stock (as defined below) to former holders of Existing Equity Interests (as defined in the Plan) on the Effective Date (the "Warrants") in accordance with the terms of the Plan, the Confirmation Order and the Warrant Agreement. The Warrants are exercisable from the date of issuance until 5:00 p.m., New York City time, on April 28, 2020. The Warrants are initially exercisable for one share of the Company's common stock, par value $0.01 per share (the "New Common Stock"), per Warrant at an initial exercise price of $71.23 per Warrant (the "Exercise Price"). Pursuant to the Warrant Agreement, no holder of a Warrant, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of Reorganized Bonanza Creek's directors or any other matter, or to exercise any rights whatsoever as Reorganized

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        49

  Bonanza Creek's stockholders unless, until and only to the extent such holders become holders of record of shares of New Common Stock issued upon settlement of Warrants.

(2)
Includes shares under outstanding restricted stock units that directors and executive officers may acquire within 60 days as follows: Mr. Keglevic, 3,408 shares; Mr. Steck, 3,408 shares; Mr. Tyree, 3,408 shares; Mr. Vaughn, 4,260 shares; Mr. Vogel, 3,408 shares; Mr. Wojahn, 3,408 shares; Mr. Fenoglio, 8,128 shares; Mr. Marter, 8,127 shares; Mr. Moore, 8,128 shares; and Mr. Tinsley, 2,537 shares.

(3)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares that the individual has a right to acquire within 60 days of a date reasonably selected by us, through the exercise of any right. We selected March 31, 2018 as the determination date.

(4)
Based on 20,453,619 shares of common stock outstanding as of March 31, 2018.

(5)
Based on a Schedule 13D/A filed on November 29, 2017 (the "Mangrove Schedule 13D/A") with the SEC by The Mangrove Partners Master Fund, Ltd. ("Master Fund"), The Mangrove Partners Fund, L.P. (the "US Feeder"), The Mangrove Partners Fund (Cayman), Ltd. (the "Cayman Feeder"), Mangrove Partners (the "Mangrove Partners"), Mangrove Capital (the "Mangrove Capital"), and Nathaniel August ("Mr. August"), with respect to 1,815,987 shares directly owned by Master Fund. As the two controlling shareholders of the Master Fund, each of the US Feeder and the Cayman Feeder may be deemed to beneficially own the Shares owned by the Master Fund. Mangrove Partners is the investment manager of each of the Master Fund, the US Feeder, and the Cayman Feeder. Mangrove Capital is the general partner of US Feeder. Mr. August is the Director of each of Mangrove Partners and Mangrove Capital. By virtue of these relationships, each of Mangrove Partners, Mangrove Capital, and Mr. August may be deemed to beneficially own Shares owned by the Master Fund. According to Mangrove Schedule 13D/A, (i) the Master Fund beneficially owns 1,815,987 Shares, (ii) the US Feeder beneficially owns 1,815,987 Shares, (iii) the Cayman Feeder beneficially owns 1,815,987 Shares, (iv) the Mangrove Partners beneficially owns 1,815,987 Shares, (v) the Mangrove Capital beneficially owns 1,815,987 Shares, and (vi) Mr. August beneficially owns 1,815,987 Shares. Each of the above has shared voting and dispositive power over Shares beneficially owned by it. The address of each Mangrove entity and Mr. August is 645 Madison Avenue, 14th Floor, New York, New York 10022.

Based on a Schedule 13D filed on July 19, 2017 with the SEC by Mangrove Partners, Mangrove Partners has advised that in connection with Bonanza Creek's reorganization and emergence from bankruptcy, Brian Steck ("Mr. Steck"), an employee of Mangrove Partners, was appointed to Bonanza Creek's board of directors (the "Board"). Mangrove Partners did not nominate Mr. Steck to Bonanza Creek's Board and do not have any right to nominate or appoint a director to Bonanza Creek's Board. Mr. Steck's service as a director of Bonanza Creek is fully independent of Mr. Steck's duties and responsibilities as an employee of Mangrove Partners, and Mr. Steck does not represent Mangrove Partner's views or investments in his capacity as a director of Bonanza Creek's Board.

(6)
According to a Schedule 13G filed with the SEC on February 14, 2018 by Whitebox Advisors LLC ("WA"), and Whitebox General Partner LLC ("WGP") have, with respect to Bonanza Creek's common stock, shared power to vote 1,725,717 shares and shared power to dispose of 1,725,717 shares. The address for WA and WGP is 3033 Excelsior Blvd., Suite 300, Minneapolis, MN 55416.

(7)
According to a Schedule 13G filed with the SEC on February 8, 2018 by BlackRock, Inc. ("BlackRock"), BlackRock has, with respect to Bonanza Creek's common stock, sole power to vote 1,386,673 shares and sole power to dispose of 1,430,011 shares. BlackRock filed this 13G as a parent holding company for the following subsidiaries: BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(8)
Based on a Schedule 13G filed with the SEC on February 26, 2018 by Integrated Core Strategies (US) LLC ("Integrated Core Strategies"), Integrated Assets, Ltd. ("Integrated Assets"), Millennium International Management LP ("Millennium International Management"), Millennium Management LLC ("Millennium Management"), Millennium Group Management LLC ("Millennium Group Management"), and Israel A. Englander ("Mr. Englander"); Integrated Core Strategies beneficially owns 1,131,746 shares of the Bonanza Creek's common stock; and Integrated Assets beneficially owns 35,579 shares of Bonanza Creek's common stock. Millennium International Management, the investment manager to Integrated Assets, Millennium Management, the general partner of the 100% shareholder of Integrated Assets, Millennium Group Management, the General Partner of Millennium International Management, and Mr. Englander, who controls the managing member of Millennium Group

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        50

  Management, may be deemed to have shared voting control and investment discretion over securities owned by Integrated Assets. Millennium Management, the general partner of the managing member of Integrated Core Strategies, Millennium Group Management and Mr. Englander may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Management, Millennium Group Management and Mr. Englander may be deemed to beneficially own 1,167,325 shares of Bonanza Creek's common stock. The principal address for Integrated Core Strategies and Integrated Assets is 666 Fifth Avenue, New York, NY 10103.

(9)
According to a Schedule 13G/A filed with the SEC on February 9, 2018 by Gen IV Investment Opportunities, LLC, ("Gen IV") LSP Generation IV, LLC ("LSP"), and LSP Investment Advisors, LLC ("LSP Advisors") have, with respect to Bonanza Creek's common stock, shared power to vote 1,123,333 shares and shared power to dispose of 1,123,333 shares. The address for Gen IV, LSP, and LSP Advisors is 1700 Broadway, 35th Floor, New York, NY 10019.

(10)
Based on a Schedule 13G/A filed with the SEC on February 12, 2018 jointly by: (i) Apollo Energy Opportunity Fund LP ("Opportunity Fund"), (ii) Apollo Energy Opportunity Management LLC ("EO Management"), (iii) Apollo Capital Management, L.P. ("Capital Management"), (iv) Apollo Capital Management GP, LLC ("Capital Management GP"), (v) Apollo Management Holdings, L.P. ("Management Holdings"), and (vi) Apollo Management Holdings GP, LLC ("Management Holdings GP") have, with respect to Bonanza Creek's common stock, shared power to vote 1,065,480 shares and shared power to dispose of 1,065,480 shares. Opportunity Fund holds shares of Bonanza Creek's common stock ("Common Stock"). EO Management serves as the investment manager for Opportunity Fund. Capital Management is the sole member of EO Management. Capital Management GP serves as the general partner of Capital Management. Management Holdings serves as the sole member and manager of Capital Management GP, and Management Holdings GP serves as the general partner of Management Holdings. The principal address for Opportunity Fund is One Manhattanville Road, Suite 201, Purchase, NY 10577.

(11)
According to a Schedule 13G filed with the SEC on February 14, 2018 by AQR Capital Management, LLC, AQR Capital Management Holdings, LLC, and CNH Partners, LLC, have, with respect to Bonanza Creek's common stock, shared power to vote 1,041,970 shares and shared power to dispose of 1,041,970 shares. AQR Capital Management, LLC is a wholly owned subsidiary of AQR Capital Management Holdings, LLC. CNH Partners, LLC is deemed to be controlled by AQR Capital Management, LLC. The address of each entity is: Two Greenwich Plaza, Greenwich, CT 06830.

(12)
Director of the Company.

(13)
Mr. Bullock does not own shares of Bonanza Creek common stock.

(14)
Executive officer of the Company.

(15)
Former executive officer of the Company. Amounts reported relate to ownership as of the date of such executive's departure.

(16)
Does not include former named executive officer, Richard Carty.

Section 16(a) Beneficial Ownership Reporting Compliance

              The officers and directors of the Company and persons who own more than 10% of the Company's common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in the Company's common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2017.

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        51

 TRANSACTIONS WITH RELATED PERSONS

Procedures for Review, Approval and Ratification of Related Person Transactions

              An "Interested Transaction" is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (ii) the Company or any of its subsidiaries is a participant; and (iii) any "Related Party" has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A "Related Party" includes:

  •
  a director or director nominee of the Company;

  •
  an executive officer of the Company;

  •
  a stockholder beneficially owning more than 5% of any class of the common stock of the Company;

  •
  a person who is an immediate family member or sharing the household of any of the foregoing; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

              Our Audit Committee reviews all Interested Transactions that the rules of the SEC require be disclosed in the Company's proxy statement and makes a determination regarding the initial authorization or ratification of any such transaction.

              The Audit Committee is also charged with reviewing the material facts of all Interested Transactions and either approving or disapproving the Company's participation in such transactions under the Company's Related Party Transactions Policy adopted by the Board. This written policy preapproves the following transactions:

  •
  any employment of an executive officer if his or her compensation is required to be reported in the Company's proxy statement under Item 402 of Regulation S-K;

  •
  director compensation which is required to be reported in the Company's proxy statement under Item 402 of Regulation S-K;

  •
  any transaction with another company at which a Related Party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's voting securities if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company's total annual revenues; and

  •
  any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party's only relationship is as an employee (other than an executive officer) or a director if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization's total annual receipts.

              Prior to a Related Party entering into an Interested Transaction, the Audit Committee reviews the material facts of such Interested Transaction and either approves or disapproves of the Interested Transaction. If advance Audit Committee approval of an Interested Transaction is not feasible, then the Interested Transaction is considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee's next

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        52

regularly scheduled meeting. In determining whether to approve or disapprove an Interested Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the extent of the Related Party's interest in the transaction and (iii) whether the Interested Transaction is material to the Company. Further, the policy requires all Interested Transactions that are required to be disclosed in the Company's filings with the SEC to be disclosed in accordance with applicable laws, rules and regulations.

Related Party Transactions

              From time to time, the Company contributes charitable donations to organizations for which the Company's executives serve as directors. Such contributions are pre-approved pursuant to the Company's Related Party Transactions Policy. On March 8, 2018, the Company entered into an office sublease transaction with Northwoods Management Company LLC ("Northwoods"), pursuant to which the Company receives approximately $17,500 per month. The current term of the sublease is approximately six months. Thomas B. Tyree, Jr. is Chairman and Chief Executive Officer of Northwoods, and he is one of our directors. There were no other related party transactions or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any Related Party, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in "Compensation Discussion and Analysis."

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        53

PROPOSAL ONE:

ELECTION OF DIRECTORS

              At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following individuals for election as directors of the Company to serve for a one-year term beginning at the 2018 Annual Meeting and expiring at the annual meeting to be held in 2019:

    Eric T. Greager
    Paul Keglevic
    Brian Steck
    Thomas B. Tyree, Jr.
    Jack E. Vaughn
    Scott D. Vogel
    Jeffrey E. Wojahn

              Each of the nominees currently serve as a director of the Company. Biographical information for each nominee is contained in the "Directors and Executive Officers" section above.

              The Board has no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any director nominee becomes unable or unwilling to accept his nomination or election, either the number of the Company's directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.

              The Board unanimously recommends that stockholders vote "FOR" Proposal One and approve the election of the director nominees.

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        54

 PROPOSAL TWO:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

              As previously disclosed, on the Petition Date, the Company, its Subsidiaries, together with is Debtors; solely following the Effective Date, Reorganized Debtors, filed voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code in Bankruptcy Court.

              On April 7, 2017, the Bankruptcy Court entered a Confirmation Order confirming the Plan. Pursuant to Paragraph 118 of the Confirmation Order, the current management of Bonanza Creek ("Management") is permitted to appoint a new independent auditor without any action by the existing board of directors or Audit Committee of Bonanza Creek. On April 13, 2017, Management dismissed Hein & Associates LLP ("Hein") as Bonanza Creek's independent registered public accounting firm.

              Hein's audit reports on Bonanza Creek's consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that Hein's report for the year ended December 31, 2016 included an explanatory paragraph referring to Bonanza Creek's going concern uncertainty.

              During the fiscal years ended December 31, 2016, and the subsequent interim period through April 13, 2017, there were (i) no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Hein's satisfaction, would have caused Hein to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

              Bonanza Creek provided Hein with a copy of disclosures it is making in this proxy statement.

              On April 13th, 2017, Management appointed Grant Thornton as Bonanza Creek's independent registered public accounting firm. During the years ended December 31, 2016 and 2015, and during the subsequent interim period through April 13, 2017, neither the Company nor anyone acting on its behalf consulted with Grant Thornton with respect to either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither written nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

              Bonanza Creek provided Grant Thornton with a copy of disclosures it is making in this proxy statement.

              The Audit Committee of the Board has selected Grant Thornton as the independent registered public accounting firm of the Company for the year ending December 31, 2018. Grant Thornton has audited the Company's consolidated financial statements since the Company's emergence from bankruptcy on April 28, 2017. The Board is submitting the selection of Grant Thornton for ratification at the 2018 Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Grant Thornton, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        55

              The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of Grant Thornton does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

              The table below sets forth the aggregate fees paid by the Company for audit and other services provided by Grant Thornton during 2017, and Hein for 2016, and the subsequent interim period through April 13, 2017.

              Grant Thornton LLP

Description	2017 ($)
Audit Fees(1)	494,785
Audit-Related Fees(2)	22,850
Tax Fees(3)	—
All Other Fees	—

Total	517,635

              Hein & Associates LLP

Description	2017 ($)	2016 ($)
Audit Fees(1)	104,740	400,700
Audit-Related Fees(2)	2,625	3,150
Tax Fees(3)	205,515	352,900
All Other Fees	—	—

Total	312,880	756,750

(1)
We paid audit fees, including costs, for the years ended December 31, 2016 and 2017 for professional services rendered in connection with:

•
the audit of our consolidated financial statements and internal controls over financial reporting;

•
SEC registration statements and amendments filed by the Company;

•
comfort letters issued in connection with SEC registration statements filed by the Company; and

•
review of quarterly consolidated financial statements.

(2)
Audit of the Company's employee benefits plan.

(3)
Tax return preparation and consultation on tax matters.

              The charter of the Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of Grant Thornton's audit, tax and other services. The Audit Committee pre-approved 100% of the services described above under the captions "Audit Fees", "Audit-Related Fees", "Tax Fees" and "All Other Fees" incurred during 2016 and 2017.

              The Company expects that representatives of Grant Thornton will be present at the 2018 Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

              The Board unanimously recommends that stockholders vote "FOR" Proposal Two and approve the ratification of the selection of Grant Thornton as the independent registered public accountant of the Company for 2018.

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        56

 PROPOSAL THREE:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

              We are asking our stockholders to provide advisory, non-binding approval of the compensation paid to our named executive officers, as described in the "Compensation Discussion and Analysis" section of this proxy statement. Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy. In particular, the Compensation Committee strives to attract, retain and motivate the best executives we can identify and recruit, to reward past performance measured against established goals and provide incentives for future performance and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short-term and long-term incentive compensation to reward excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our named executive officers be compensated competitively with the market and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.

              As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to our named executive officers (including potential payouts upon a termination or change in control) are reasonable and not excessive. As you consider this Proposal Three, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in this proxy statement. Some of the program features incorporated by the Compensation Committee to align our executive compensation program with our executive compensation philosophy include:

  •
  time-based and performance-based equity awards incorporating a three-year vesting period to emphasize long-term performance and executive officer commitment and retention;

  •
  annual performance-based cash awards incorporating operational, financial, and performance metrics in order to properly balance risk with the incentives needed to drive our key annual initiatives—such awards impose maximum payouts to further manage risk and the possibility of excessive payments;

  •
  double-trigger requirement for any acceleration of vesting of equity upon a change in control (i.e., a termination without cause or resignation for good reason is required in connection with a change in control); and

  •
  stock ownership guidelines to further align the interests of our named executive officers with the interests of our stockholders.

              This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As an advisory vote, Proposal Three is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee and will not require our Board or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        57

              We are asking stockholders to vote "FOR" the following resolution:

                  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement."

              The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal is required for approval of Proposal Three. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

              The Board unanimously recommends that the stockholders vote "FOR" Proposal Three and approve the compensation of the named executive officers of the Company on an advisory basis, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        58

 PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE "SAY-ON-PAY" VOTES

              In addition to the advisory "Say-on-Pay" vote, the Dodd-Frank Wall Street Reform and Consumer Protection Act also requires a related non-binding advisory vote that enables our stockholders to indicate how frequently we should seek an advisory "Say-on-Pay" vote, such as Proposal Three, included in this proxy statement, on the compensation of our named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules. By voting on Proposal Four, stockholders may indicate whether the advisory "Say-on-Pay" vote should occur every three years, every two years or every year. After careful consideration of this Proposal Four, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our company, and therefore our Board of Directors recommends that you support a frequency period of every year for the advisory vote on executive compensation.

              Setting a one-year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for our company to obtain information on investor sentiment about our executive compensation philosophy. Annual voting provides for a higher level of accountability and allows for direct and immediate feedback on the Company's executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.

Text of the Resolution to be Adopted

              We are soliciting your advice on the following resolution:

                  "RESOLVED, that an advisory "Say-on-Pay" vote of our stockholders to approve the compensation of the named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules (which disclosure includes the CD&A, the 2017 Summary Compensation Table, and the other related tables and disclosures), shall be held at an annual meeting of stockholders, beginning with the 2018 Annual Meeting of Stockholders, every:

                  (1) three years;

                  (2) two years; or

                  (3) every year.

              You may vote for one of these three alternatives or you may abstain from making a choice.

Vote Required

              Although non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results on this Proposal Four. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory "Say-on-Pay" votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders or material changes to compensation programs. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

              The Board of Directors unanimously recommends that for Proposal Four the stockholders vote for a frequency of "EVERY YEAR" for future non-binding "Say-on-Pay stockholder votes on compensation of the compensation of the named executive officers of the Company.

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        59

 OTHER MATTERS

Stockholder Proposals; Identification of Director Candidates

              Any stockholder of the Company who desires to submit a proposal for action at the 2019 Annual Meeting of Stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 27, 2018, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

              A stockholder proposal, including a stockholder nominating a person for election as a director, not included in our proxy statement for the 2018 Annual Meeting of Stockholders will be ineligible for presentation at the 2018 Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, a stockholder's notice must be delivered to and received by the Secretary at the principal executive offices of the Company not less than 120 days and not more than 150 days in advance of the first anniversary of the date of the Company's proxy statement release to stockholders for the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting or if no annual meeting was held during the previous year, delivery of such proposal by the stockholder, to be timely, must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, with respect to the 2018 Annual Meeting of Stockholders, such proposal must be received by the Secretary at the Company's principal executive office by the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of our bylaws, "public announcement" means disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by the Company with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the Company's securities are then listed.

              To be in proper form, a stockholder's notice shall be in writing and shall set forth (a) the name and address of the stockholder, as set forth in the Company's books and records, who intends to make the nomination(s) or propose the business and the beneficial owner, if any, on whose behalf the proposal is made, (b) in the case of a nomination of director(s), (i) a description of all agreements, arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made, (ii) any other information relating to such nominee(s) that would be required to be included in a proxy statement filed under the current rules of the SEC and (iii) the nominee(s)' written consent to serve as a director if elected and (c) in the case of other business proposed to be brought before the annual meeting (i) a brief description of such business, (ii) the reasons for conducting such business at the annual meeting, (iii) any material interest the stockholder has in such business and (iv) any other information that is required to be provided by the stockholder under the current rules of the SEC with respect to stockholder proposals. The Board, a committee thereof, the Chief Executive Officer or the President may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

              It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate and recommend to the Board the director nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board that may occur between annual meetings. The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional,

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        60

business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on the Board for a sustained period. In general, the Nominating and Corporate Governance Committee will use the same process to evaluate candidates recommended by stockholders as it uses to evaluate all other director candidates. However, if a candidate is recommended by a stockholder or a group of stockholders, the Governance Committee also will review the information required of such nominees pursuant to our bylaws.

              The Nominating and Corporate Governance Committee's charter includes consideration of diversity of viewpoint on the Board. In that regard, the Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, finance and accounting and investment analysis, among other areas. The Nominating and Corporate Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

              In identifying potential director candidates, the Nominating and Corporate Governance Committee will rely on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Corporate Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

              Written requests for inclusion of any stockholder proposal, including with respect to any director candidates recommended by stockholders, should be addressed to Bonanza Creek Energy, Inc., 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Secretary. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

Solicitation of Proxies

              Solicitation of proxies on behalf of the Company may be made via the Internet, by mail, or by personal interview or telephone by officers, directors and employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. The Company will bear all costs of solicitation.

Stockholder List

              In accordance with the Delaware General Corporation Law and the Company's bylaws, the Company will maintain at its corporate offices in Denver, Colorado, a list of the stockholders entitled to vote at the 2018 Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the 2018 Annual Meeting, during ordinary business hours for ten days before the 2018 Annual Meeting.

Proxy Materials, Annual Report and Householding

              The Company's Annual Report to Stockholders for the year ended December 31, 2018, is being sent to stockholders of record concurrently with this proxy statement and does not form part of the proxy solicitation material.

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        61

              The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you would prefer to receive a separate copy of the proxy materials or if you are receiving multiple copies and would like to receive a single copy, please notify your broker or direct your request to us as follows: 410 17th Street, Suite 1400, Denver, Colorado, 80202, Attention: Investor Relations, 720.440.6100. We will promptly deliver a separate copy to you upon request.

              IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING TO BE HELD ON JUNE 6, 2018:

              A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 ARE AVAILABLE FREE OF CHARGE UPON REQUEST TO THE COMPANY AT 410 17th STREET, SUITE 1400, DENVER, COLORADO, 80202, ATTENTION: INVESTOR RELATIONS.

Internet and Phone Voting

              For shares of stock that are registered in your name, you may vote by Internet or phone by following the instructions set forth on the enclosed proxy card. Votes submitted by Internet or phone must be received by 11:59 p.m., Eastern Time, on Tuesday, June 5, 2018. The giving of such a proxy will not affect your right to vote in person should you decide to attend the 2018 Annual Meeting.

              The Internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

Forward-Looking Statements

              This proxy statement may include "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). The forward-looking statements include matters to be presented at the 2018 Annual Meeting; amount and allocation of forecasted capital expenditures; executive sessions of the Board; director attendance at the 2018 Annual Meeting; expected cost savings resulting from workforce reductions in August 2017; potential payments upon termination or change in control; statements regarding Section 162(m), Section 409A and Section 280G of the Code and ASC Topic 718; and impact of the compensation program on the Company. These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including changes in governmental regulations and interpretations thereunder and other risks identified in the Risk Factors section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the Risk Factors section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in our quarterly reports on Form 10-Q and current reports on Form 8-K.

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        62

              IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board,

Cyrus D. Marter IV Secretary
Denver, Colorado April 26, 2018

BONANZA CREEK ENERGY, INC. 2018 Proxy Statement        63

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Bonanza Creek Energy C/O Broadridge PO Box 1342 Brentwood, NY 11717 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Eric T. Greager 06 Scott D. Vogel 02 Paul Keglevic 07 Jeffrey E. Wojahn 03 Brian Steck 04 Thomas B. Tyree, Jr. 05 Jack E. Vaughn The Board of Directors recommends you vote FOR proposals 2 and 3, and "1 Year" on Proposal 4. For 0 For 0 2 years 0 Against 0 Against 0 3 years 0 Abstain 0 Abstain 0 Abstain 0 2. To ratify the selection of Grant Thornton LLP as the Company's independent registered public accountant for 2018; 3. To approve, on an advisory basis, the compensation of our named executive officers; 1 year 0 4. Vote, on an advisory basis, on the frequency of the say on pay vote. NOTE: The holders of the proxy shall vote in accordance with their discretion on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000379366_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com BONANZA CREEK ENERGY, INC. Annual Meeting of Stockholders June 6, 2018 12:00 Noon This proxy is solicited by the Board of Directors The undersigned hereby appoints Cyrus D. Marter IV and Scott A. Fenoglio, and each of them with the power to act without the other and with the power of substitution as proxies and attorneys-in-fact, and hereby authorizes them to represent and to vote, as provided on the other side, all of the shares of Bonanza Creek Energy, Inc. common stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 6, 2018, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy will be voted FOR the election of the nominees under Proposal 1, FOR Proposal 2, FOR Proposal 3, and FOR "1 year" on Proposal 4 and in the discretion of the proxies with respect to such other business as may properly come before the meeting, including concerning any adjournment of the meeting. Continued and to be signed on reverse side 0000379366_2 R1.0.1.17